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                                                                   EXHIBIT 10.23
                              DATED 25 AUGUST 2000

                        CONTINENTAL CONTAINER LINE, INC.

                        CONTINENTAL CARGO LOGISTICS INC.

                        CONTINENTAL CARGO LOGISTICS INC.

                           UNION-TRANSPORT CORPORATION

                                  LAI KWOK FAI

                                   NG CHUN KA

                              CHENG KWAN KOK DAVID

                             ALBERT PATRICK CATALDO

                              LEWIS BILLY BARNHILL

                              FRANCIS RAYMOND BELLO

                                  CHAN KA MING

                                 CHAN KWAN HANG

                                 CHAU HAK CHEONG

                                 CHENG KWAN LUNG

                                   NG SAI KUEN



                            ASSET PURCHASE AGREEMENT

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                                    CONTENTS
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Number                                           Clause Headings                                                   Page
------                                           ---------------                                                   ----
1.       Definitions and Interpretation.....................................................................        2
2.       Sale of Assets.....................................................................................       11
3.       Payment of Purchase Price..........................................................................       11
4.       Conditions.........................................................................................       11
5.       Pre-ClosingObligations.............................................................................       12
6.       Closing............................................................................................       14
7.       Assignment of Leased Properties....................................................................       15
8.       Apportionments.....................................................................................       15
9.       Responsibility for Liabilities.....................................................................       16
10.      Third Party Consents...............................................................................       18
11.      Employees..........................................................................................       18
12.      "Fidelity Simple-IRA Plan".........................................................................       20
13.      Warranties.........................................................................................       20
14.      Restriction of Covenantors.........................................................................       24
15.      Independent Accountants............................................................................       25
16.      Further Obligations and Intentions.................................................................       26
17.      Restriction on Announcements.......................................................................       27
18.      Costs..............................................................................................       27
19.      General............................................................................................       28
20.      Notices............................................................................................       29
21.      Governing Law and Submission to Jurisdiction.......................................................       32

Schedules
Schedule 1  Warranties......................................................................................       33
Schedule 2  Excluded Assets.................................................................................       54
Schedule 3  The Leased Properties...........................................................................       55
Schedule 4  Intellectual Property...........................................................................       63
Schedule 5  Leasing Agreements..............................................................................       66
Schedule 6  Machinery and Equipment.........................................................................       67
Schedule 7  Transferring Employees..........................................................................       68
Schedule 8  Purchased Contracts.............................................................................       69
Schedule 9  Letter to Employees.............................................................................       71
Schedule 10  Retirement Scheme..............................................................................       73
Schedule 11  Insurances.....................................................................................       74
Schedule 12  Guarantees.....................................................................................       75
Schedule 13  Employment Agreement...........................................................................       76

Execution...................................................................................................

Annexures
Annexure 1  CO Container (US) Accounts......................................................................       87
Annexure 2  CO Cargo (CA) Accounts..........................................................................       88
Annexure 3  CO Cargo (NY) Accounts..........................................................................       89
Annexure 4  Customer List...................................................................................       90

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DATE: 25 August 2000

PARTIES:

(1) CONTINENTAL CONTAINER LINE, INC., a company incorporated in the State of New York in the USA whose head office is at 182-16 147th Avenue, Jamaica, NY 11413, New York, United States of America("CO CONTAINER
         (US)").

(2) CONTINENTAL CARGO LOGISTICS INC., a company incorporated in the State of New York in the USA whose head office is at 182-16 147th Avenue, Jamaica, NY 11413, New York, United States of America ("CO CARGO
         (NY)").

(3) CONTINENTAL CARGO LOGISTICS INC., a company incorporated in the State of California in the USA whose head office is at 11120 S. Hindry
         Avenue, Unit A, Los Angeles, CA 90045, United States of America ("CO
         CARGO (CA)"; CO Container (US), CO Cargo (NY) and CO Cargo (CA) are collectively referred to herein as the "VENDORS" and singly as the "VENDOR").

(4)      UNION-TRANSPORT CORPORATION, a company incorporated in the State of New
         York in the USA whose head office is at 19443 Laurel Park Road, Suite
         107, Rancho Dominguez, CA 90220, United States of America (the
         "PURCHASER").

(5)      LAI KWOK FAI of Flat J1, Block J, 1st Floor, Beverly Hill, 6 Broadwood
         Road, Hong Kong ("LAI").

(6)      NG CHUN KA of 11120 S. Hindry Avenue, Unit A, Los Angeles, CA 90045,
         United States of America ("JOE NG"; the Vendors, Lai and Joe Ng are collectively referred to herein as the "WARRANTORS" and singly as the "WARRANTOR").

(7)      CHENG KWAN KOK DAVID of 16C, Block C, The Crescent, 11 Homantin Hill
         Road, Kowloon, Hong Kong ("DAVID CHENG").

(8)      ALBERT PATRICK CATALDO of 80 Everett Avenue, Suite 301, Chelsea, MA
         02150, United States of America ("CATALDO").

(9)      LEWIS BILLY BARNHILL of 8505 Freeport Parkway, Suite 170, Irving, Texas
         75063, United States of America ("BARNHILL").

(10)     FRANCIS RAYMOND BELLO of 182-16 147th Avenue, Jamaica, NY 11413, United
         States of America ("BELLO").

(11)     CHAN KA MING of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai
         Street, Tsuen Wan, New Territories, Hong Kong ("ALEX CHAN").

(12)     CHAN KWAN HANG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo Tsai
         Street, Tsuen Wan, New Territories, Hong Kong ("TOBBY CHAN").

(13)     CHAU HAK CHEONG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo
         Tsai Street, Tsuen Wan, New Territories, Hong Kong ("CHAU").

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(14)     CHENG KWAN LUNG of 6th and 7th Floors, Leahander Centre, 28 Wang Wo
         Tsai Street, Tsuen Wan, New Territories, Hong Kong ("JEFFREY CHENG").

(15)     NG SAI KUEN of 182-16 147th Avenue, Jamaica, NY 11413, United States of
         America ("SAI NG"; Lai, Joe Ng, David Cheng, Cataldo, Barnhill, Bello,
         Alex Chan, Tobby Chan, Chau, Jeffrey Cheng and Sai Ng are collectively referred to herein as the "KEY EMPLOYEES" and singly as the "KEY
         EMPLOYEE"; the Vendors and the Key Employees are collectively referred to herein as the "COVENANTORS" and singly as the "Covenantor").

RECITALS:

(A) The Vendors carry on the business of customs brokerage, freight forwarding, warehousing and distribution and other related services.
         The Vendors wish to sell and the Purchaser wishes to purchase the business, and the assets used in it, as a going concern on the terms and conditions set out in this Agreement.

(B) The Purchaser requires the Warrantors who have requested the Purchaser to enter into this Agreement, to give such covenants and undertakings as are set out herein as a condition of the Purchaser's entry into this Agreement.

(C) The HK Vendors (as hereinafter defined), the HK Purchaser (as hereinafter defined) and the Key Employees have executed contemporaneously with this Agreement an agreement (the "HK AGREEMENT") for the sale and purchase of the business (and the assets used in it) carried on by the HK Vendors on the terms and conditions set out therein.


TERMS AGREED:

1.       DEFINITIONS AND INTERPRETATION

         1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

                  "ACCOUNTING DATE"         31 December 1999;

                  "ACCOUNTS"                the CO Container (US) Accounts, the
                                            CO Cargo (NY) Accounts and the CO
                                            Cargo (CA) Accounts;

                  "ACCOUNTS RECEIVABLE"     all book debts, trade and other
                                            debts, notes receivable and other
                                            rights to payment arising from the
                                            operation of the Business before the
                                            Closing Date (including the right to
                                            receive payment for services
                                            rendered before the Closing Date but
                                            not invoiced before such date) and
                                            including the benefit of all
                                            guarantees and security in respect
                                            thereof;

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                  "AFFILIATE"               in relation to a company, any person
                                            (legal or natural) who directly or
                                            indirectly controls, or is
                                            controlled by, or is under common
                                            control with, such company;

                  "ASSETS"                  the Goodwill, the benefit of the
                                            Insurances, Intellectual Property,
                                            Machinery and Equipment, Leased
                                            Properties, the benefit of the
                                            Purchased Contracts, Sales
                                            Documentation, Books and Records
                                            (other than minute books relating to
                                            directors' and shareholders'
                                            meetings and statutory books), the
                                            Customer List and all other rights
                                            and assets used in the Business
                                            immediately prior to Closing, but
                                            not including the Excluded Assets;

                  "BOOKS AND RECORDS"       originals and copies in
                                            whatever form and upon whatever
                                            media they may be recorded of all
                                            registers, books, reports,
                                            correspondence, files, records,
                                            accounts, documents and other
                                            material relating to or used in
                                            connection with the Business, the
                                            Assets, the Transferring Employees
                                            and the customers on the Customer
                                            List;

                  "BUSINESS"                the business of customs brokerage,
                                            freight forwarding, warehousing and
                                            distribution and other related
                                            services as carried on by the
                                            Vendors immediately prior to Closing
                                            including that carried on at the
                                            Leased Properties under the names
                                            "Continental Container Line, Inc."
                                            and "Continental Cargo Logistics
                                            Inc." and, where the context
                                            permits, shall include the Assets;

                  "BUSINESS  DAY"           a day (other than a Saturday or
                                            a Sunday) on which banks are
                                            generally open for business in New
                                            York City in the USA;

                  "CASH FLOAT"              the cash balance including all
                                            cash-in-hand and at bank, held by
                                            the Vendors immediately prior to
                                            Closing for the purposes of the
                                            Business;

                  "CLOSING"                 closing of the sale and purchase of
                                            the Business pursuant to Clause 6;

                  "CLOSING DATE"            1 September 2000 (or such other date
                                            as the Parties may agree in
                                            writing);

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
                  "CO AIR (CHINA)"              Continental Air Express (China) Co.
                                                Ltd., a company incorporated in the
                                                British Virgin Islands;

                  "CO AIR (HK)"                 Continental Air Express (HK)
                                                Limited, a company incorporated in
                                                Hong Kong;

                  "CO CARGO (CA) ACCOUNTS"      the unaudited balance sheet as
                                                at the Accounting Date, and the
                                                unaudited statement of income
                                                and retained earnings and
                                                schedule of general and
                                                administrative expenses for the
                                                period ended on such date of CO
                                                Cargo (CA), a copy of which is
                                                annexed hereto as Annexure 2 and
                                                initialled for the purposes of
                                                identification by the Vendors
                                                and the Purchaser;

                  "CO CARGO (NY) ACCOUNTS"      the unaudited balance sheet as at
                                                the Accounting Date, and the
                                                unaudited statement of income and
                                                retained earnings and statement of
                                                cashflows for the period ended on
                                                such date of CO Cargo (NY) and
                                                schedule of general and
                                                administrative expenses and schedule
                                                of operating income for the period
                                                ended on such date of CO Cargo (NY)
                                                New York office, Boston office,
                                                Chicago office and Dallas office, a
                                                copy of which is annexed hereto as
                                                Annexure 3 and initialled for the
                                                purposes of identification by the
                                                Vendors and the Purchaser;

                  "CO CONTAINER (HK)"           Continental Container Lines Limited,
                                                a company incorporated in Hong Kong;

                  "CO CONTAINER (US) ACCOUNTS"  the unaudited balance sheet as at the Accounting Date of CO Container
                                                (US) New York office, Dallas office
                                                and Chicago office, the unaudited
                                                statement of cashflows for the
                                                period ended on such date of CO
                                                Container (US) Dallas office and the
                                                unaudited profit and loss account
                                                for the period ended on such date of
                                                CO Container (US) New York office,
                                                Dallas office, Chicago office, Los
                                                Angeles office and San Francisco
                                                office, a copy of which is annexed
                                                hereto as Annexure 1 and initialled
                                                for the purposes of identification
                                                by the Vendors and the Purchaser;]

                  "COMPANY"                     a company or body corporate wherever
                                                incorporated;

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                  "CONDITIONS"                     the conditions specified in Clause
                                                   4.1;

                  "CUSTOMER LIST"                  the list of customers of the
                                                   Vendors set out in Annexure 4, as
                                                   supplemented by written notice to
                                                   the Purchaser by the Vendors up to
                                                   and including the Closing Date by
                                                   the addition of persons with whom
                                                   the Vendors have transacted business
                                                   between the date hereof and the
                                                   Closing Date;

                  "DISCLOSURE LETTER"              the letter of today's date from the
                                                   Vendors to the Purchaser in the
                                                   approved terms;

                  "EMPLOYEE WELFARE                any "employee welfare benefit
                  BENEFIT PLAN"                    plan" within the meaning of
                                                   Section 3(1) of the
                                                   Employment Retirement Income
                                                   Security Act of 1974 (as
                                                   amended) ("ERISA") of which
                                                   any of the Vendors is the
                                                   plan sponsor and which
                                                   provides benefits to
                                                   employees of any of the
                                                   Vendors, together with the
                                                   related trust agreement or
                                                   insurance contract providing
                                                   the funding medium for
                                                   benefits thereunder and any
                                                   related contracts;

                  "EMPLOYMENT AGREEMENT"           the employment agreement
                                                   substantially in the form set out in
                                                   Schedule 13;

                  "ENCUMBRANCES"                   all pledges, charges, liens,
                                                   mortgages, security interests,
                                                   pre-emption rights, options and any
                                                   other encumbrances or third party
                                                   rights or claims of any kind (other
                                                   than repairmens' and similar liens
                                                   arising or incurred in the ordinary
                                                   course of the Business and securing
                                                   obligations not material in amount
                                                   and provisions constituting
                                                   reservation and retention of title
                                                   clauses entered into in the ordinary
                                                   course of the Business in favour of
                                                   suppliers of goods purchased in the
                                                   ordinary course of the Business);

                  "EXCLUDED ASSETS"                those assets used in or relating to
                                                   the Business which are excluded from
                                                   the sale and purchase and which are
                                                   identified in Schedule 2;

                  "FIDELITY SIMPLE-IRA PLAN"       means that IRA plan for the
                                                   employees of the Vendors which have
                                                   signed adoption agreements to adopt
                                                   the Fidelity Simple-IRA Plan;

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
                  "GOODWILL"                the goodwill of the Vendors in
                                            connection with the Business
                                            including the exclusive right for
                                            the Purchaser to represent itself as
                                            carrying on the Business in
                                            succession to the Vendors;

                  "HK BUSINESS"             the business of customs
                                            brokerage, freight forwarding,
                                            warehousing and distribution and
                                            other related services as carried on
                                            by the HK Vendors immediately prior
                                            to Closing (as defined in the HK
                                            Agreement) including that carried on
                                            under the names "Continental Air
                                            Express (HK) Limited" and
                                            "Continental Container Lines
                                            Limited";

                  "HK PURCHASER"            Union-Transport (HK) Limited (to be
                                            renamed as UTi (HK) Limited), a
                                            company incorporated in Hong Kong
                                            with registered number 319402;

                  "HK VENDORS"              CO Air (HK) and CO Container (HK);

                  "HONG KONG"               the Hong Kong Special
                                            Administrative Region of the PRC;

                  "INSURANCES"              the policies of assurance and
                                            insurance, particulars of which are
                                            set out in Schedule 11;

                  "INTELLECTUAL PROPERTY"   the following rights arising or used
                                            in connection with the Business
                                            (including but not limited to those
                                            listed in Schedule 4):

                                            (i)       all patents, registered
                                                      designs, design rights,
                                                      trade marks, service
                                                      marks, copyrights,
                                                      Internet domain names of
                                                      any level, rights in
                                                      circuit layouts,
                                                      topography rights, trade
                                                      and business names,
                                                      including the benefit of
                                                      all registrations of and
                                                      applications to register
                                                      and rights to apply for
                                                      registration of any of the
                                                      aforesaid items, and all
                                                      rights in the nature of
                                                      any of the aforesaid
                                                      items, anywhere in the
                                                      world;

                                            (ii)      rights in the nature of
                                                      unfair competition rights
                                                      and rights to sue for
                                                      passing off;

                                            (iii)     all trade secret,
                                                      confidentiality and other
                                                      proprietary rights,
                                                      including all rights to
                                                      know-how and other
                                                      technical information;

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                                            (iv)      the benefit of all
                                                      licences and permissions
                                                      granted to or enjoyed by
                                                      the Vendors in respect of
                                                      any of the foregoing;

                  "KEY US EMPLOYEES"         Barnhill, Bello and Cataldo;

                  "LEASED PROPERTIES"       the properties occupied by the
                                            Vendors, for the purposes of the
                                            Business, which are described in
                                            Schedule 3 Part 1 (each such
                                            property, a "LEASED PROPERTY");

                  "LEASES" collectively the leases or other agreements (including any options for extension or renewal relating thereto) pursuant to which certain of the Vendors holds or occupies the Leased Properties, details of which are set out in Schedule 3 (each, a "LEASE");

                  "LEASING AGREEMENTS"      the leasing and hire purchase
                                            agreements listed in Schedule 5;

                  "LOGISTICS MANAGEMENT"    The Logistics Management Group
                                            Limited, a company incorporated in
                                            the British Virgin Islands;

                  "MACHINERY AND            the movable plant, machinery,
                  EQUIPMENT"                vehicles, office and warehouse
                                            equipment, computer hardware and
                                            software, furniture and furnishings,
                                            together with all spare parts,
                                            accessories and consumable supplies
                                            therefor owned or used by the
                                            Vendors in the Business immediately
                                            prior to Closing (excluding the
                                            Excluded Assets and any items which
                                            are not owned by the Vendors but for
                                            which the Vendors have a right of
                                            user pursuant to a Purchased
                                            Contract) including without
                                            limitation those items which are
                                            described in Schedule 6;

                  "MONTH"                   calendar month;

                  "PARTIES"                 the named parties to this Agreement
                                            and their respective successors,
                                            personal representatives and
                                            permitted assigns;

                  "PATENTS"                 the patents, petty patents and
                                            registered designs and applications
                                            therefor listed in Schedule 4 Part
                                            1;
                                       7
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                  "PRC"                     the People's Republic of China but
                                            excluding, for the purposes of this
                                            Agreement, Hong Kong, Macau and
                                            Taiwan;

                  "PURCHASE PRICE"          the total price to be paid by
                                            the Purchaser under Clause 3.1 of
                                            this Agreement;

                  "PURCHASED CONTRACTS"     (i) the Leasing Agreements; (ii)
                                            all contracts for the supply of
                                            services by the Vendors in
                                            connection with the Business which
                                            are in existence at the date hereof
                                            and which are not fully performed
                                            prior to commencement of business on
                                            the Closing Date (a list of those
                                            contracts which are in writing is
                                            set out in Schedule 8 Part 1); (iii)
                                            all the written purchase orders or
                                            contracts for the purchase by the
                                            Vendors of supplies in connection
                                            with the Business which are in
                                            existence at the date hereof in
                                            respect of which delivery has not
                                            been made on or before the
                                            commencement of business on the
                                            Closing Date (a list of which is set
                                            out in Schedule 8 Part 2); (iv) all
                                            licences granted by the Vendors in
                                            relation to the Intellectual
                                            Property which are in existence at
                                            the date hereof (a list of which is
                                            set out in Schedule 8 Part 3); (v)
                                            all agreements with airlines,
                                            shipping lines, transportation
                                            companies and warehouses in
                                            connection with the Business which
                                            are in existence at the date hereof
                                            and have not been fully performed (a
                                            list of which is set out in Schedule
                                            8 Part 4); and (vii) other than the
                                            Leases, all other contracts entered
                                            into in the course of carrying on
                                            the Business to which any of the
                                            Vendors is a party and which have
                                            not been fully performed prior to
                                            commencement of business on the
                                            Closing Date which relate to the
                                            Business and which (a) if entered
                                            into prior to the date hereof are
                                            listed in Schedule 8 Part 5 or (b)
                                            if entered into after the date
                                            hereof are approved by the Purchaser
                                            under Clause 5.1;

                  "RELATED COMPANY"         in relation to the Vendors,
                                            a company in which one or more
                                            directors or substantial
                                            shareholders of any of the Vendors
                                            and/or its holding company either
                                            have a beneficial interest or are in
                                            a position to exercise significant
                                            influence therein;

                  "SALES DOCUMENTATION"     all sales publications, advertising
                                            and promotional materials, printed
                                            terms and

                                       8
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                                            conditions of sale, business
                                            forms, instructional material and
                                            other technical and sales materials
                                            which relate to the Business,
                                            together with any plates, blocks,
                                            negatives, computer discs or tapes
                                            and similar items relating to them;

                  "TAX" all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in the United States or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith;

                  "THIRD PARTY RIGHTS"      the rights given or granted to the
                                            Vendors by third parties for the use
                                            by the Vendors of the trade marks,
                                            service marks, trade names, patents,
                                            designs and copyright as listed in
                                            Part 4 of Schedule 4 and know-how
                                            and confidential information owned
                                            by such third parties and any other
                                            rights given to the Vendors under
                                            any agreements including but not
                                            limited to, licence, distribution,
                                            marketing or sales agreements, for
                                            use in or relating to the Business
                                            and which rights are assignable from
                                            the Vendors to the Purchaser;

                  "TRADE MARKS"             the registered trade marks
                                            and trade mark applications listed
                                            in Schedule 4 Part 2;

                  "TRANSFERRING EMPLOYEES"  all of the employees of the Vendors who shall be offered "at will"
                                            employment by the Vendors, a list of
                                            whom appears in Schedule 7;


                  "US DISCLOSURE            the bundle of documents annexed to
                  BUNDLE"                   the Disclosure Letter marked "US
                                            Disclosure Bundle" and initialled
                                            for purposes of identification by
                                            the Purchaser and the Vendors;

                  "USA"                     United States of America;

                  "UTi GROUP"               UTi Worldwide and its subsidiaries;

                  "UTi WORLDWIDE"           UTi Worldwide Inc., a company
                                            incorporated in the British Virgin
                                            Islands;

                                       9


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                  "WARRANTIES"              the representations, warranties and
                                            undertakings contained or referred
                                            to in Clause 13 and Schedule 1; and

                  "US$"                     United States dollars, the lawful
                                            currency of the USA.

         1.2 References in this Agreement to Clauses, Schedules and Annexures are to clauses in and schedules and annexures to this Agreement (unless the context otherwise requires). The Recitals, Schedules and Annexures to this Agreement shall be deemed to form part of this Agreement.

         1.3 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

         1.4 The expressions "CO Container (US)", "CO Cargo (NY)", "CO Cargo (CA)", "the Vendors", "the Purchaser", "Lai", "Joe Ng", "David Cheng", "Cataldo", "Barnhill", "Bello", "Alex Chan", "Tobby Chan", "Chau", "Jeffrey Cheng", "Sai Ng", "the Key Employees", "the Covenantors" and "the Warrantors" shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

         1.5 References to "persons" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

         1.6 References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

         1.7 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

         1.8 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

         1.9 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Vendors and the Purchaser and a copy of which has been signed for the purposes of identification by or on behalf of those Parties.

         1.10     In construing this Agreement:

                  1.10.1 the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

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                  1.10.2   general words shall not be given a restrictive
                           meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.       SALE OF ASSETS

         2.1 Subject to the terms of this Agreement, each of the Vendors shall sell as beneficial owner, and the Purchaser shall purchase, the Business carried on by each of the Vendors respectively as a going concern and all of the Assets relating to the Business carried on by each of the Vendors respectively free from all Encumbrances. The sale and purchase shall take effect from the Closing Date subject to Closing.

         2.2 Nothing in this Agreement shall operate to transfer from the Vendors, nor to impose any obligation or liability on the Purchaser in respect of, any of the Excluded Assets nor any other assets or liabilities of the Vendors except as specifically provided in this Agreement.

3.       PAYMENT OF PURCHASE PRICE

         3.1      The Purchase Price shall be US   ***  which shall be paid by
                  the Purchaser to the Vendors on 31 October 2000 by the delivery to each of the Vendors a banker's draft payable to the Vendors in the proportion of *** to CO Container (US), *** to CO Cargo (NY) and *** to CO Cargo (CA) (or to such other person and in such other proportion as the Vendors in writing may direct) for the Purchase Price.

         3.2 Any amounts owing by any of the Vendors to the Purchaser may be set-off by the Purchaser against any amount payable by the Purchaser to the Vendors hereunder, provided that amounts exceeding US$65,000 owing by any of the Vendors to the Purchaser other than pursuant to Clause 9.1.1 shall have been verified and acknowledged in writing by the relevant Vendor.

4.       CONDITIONS

         4.1      The sale and purchase of the Assets is conditional upon:

                  4.1.1 completion of the sale and purchase of the HK Business (and the assets used in it) becoming unconditional in accordance with the terms and conditions set out in the HK Agreement;

                  4.1.2 each of the Vendors having complied fully with the obligations set out in Clause 5; and

                  4.1.3 delivery by the Vendors to the Purchaser of the Employment Agreements for each of the Key US Employees (providing for remuneration for each of them substantially on the same terms as set

* Information omitted and filed separately with the Commission for confidential treatment.

                                                                        REDACTED

                  out against each of them respectively in Schedule 7) duly executed by the Key US Employees.

         4.2 The Purchaser may waive all or any of the Conditions at any time by notice in writing to the Vendors.

         4.3 The Vendors shall use their best endeavours to procure the fulfilment of the Conditions on or before the Closing Date.

         4.4 In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2 by the Purchaser) on the Closing Date, then the Purchaser shall not be bound to proceed with the purchase of the Assets and, save for the provisions of Clauses 1, 4, 17, 18.1, 19.1, 19.2, 19.4, 19.6,
                  19.7, 19.9, 20 and 21 of this Agreement and save in respect of any antecedent breach of this Agreement, all rights and liabilities of the Parties hereunder shall cease and no Party shall have any claim against any other Parties.

5.       PRE-CLOSING OBLIGATIONS

         5.1 Between the date hereof and the Closing Date, the Vendors shall carry on the Business in the usual and ordinary course consistent with prior practice so as to maintain the same as a going concern (using its best endeavours to preserve its assets, customer and supplier relations, employee relations, business and organisation) and shall ensure that without the prior written consent of the Purchaser:

                  5.1.1 there will be no change, other than changes in the ordinary day-to-day course of business, in the assets or liabilities of the Business;

                  5.1.2 there will be no expenditure of a capital nature exceeding US$65,000 in value;

                  5.1.3 there will be no acquisition or sale or other disposition of, or creation of any Encumbrance over, any asset used or for use in the Business other than in the ordinary course of the Business;

                  5.1.4 no contracts exceeding 1 month in duration, or which could have a value or liability arising for the Vendors thereunder which could exceed US$130,000 will be entered into, varied or terminated;

                  5.1.5 there will be no variation of, or agreement to terminate, any of the Purchased Contracts;

                  5.1.6 there will be no grant or entry into of any licence, franchise or other agreement or arrangement concerning any part of the Intellectual Property;
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                                                                        REDACTED




                  5.1.7 no change will be made to the terms of employment of any of the Transferring Employees, no Transferring Employee will be dismissed and no one will be hired for employment in the Business;

                  5.1.8 there shall be no variation of terms of any of the Leases or grant of any lease or third party right in respect of any of the Leased Properties and there shall be no defaults under the Leases by any of the Vendors;

                  5.1.9 no change will be made in the practices of ordering supplies, shipping goods, invoicing customers and collecting debts to those adopted in relation to the Business prior to the commencement of the negotiations which lead to the execution of this Agreement;

                  5.1.10 no changes in management policy of a significant nature will be instituted; and

                  5.1.11 no agreement, conditional or otherwise, to do any of the foregoing shall be made.

         5.2 As from the date of this Agreement, the Vendors will ensure that the Purchaser and any person authorised by it shall be given such access to the Leased Properties and to any other premises from which the Business is carried on, managed or administered and to all the Books and Records as the Purchaser may reasonably request and be permitted to take copies of any such Books and Records. Each of the Vendors will procure that its directors and employees provide the Purchaser promptly during this period all such information and explanations requested by the Purchaser, and any person authorised by it, in relation to the Business or the Assets.

         5.3 The Purchaser hereby undertakes and warrants that it will not prior to Closing, save as required by law or by the rules of any supervisory or regulatory body or securities exchange to which it is subject, divulge any confidential information relating to the Business obtained by it pursuant to this Agreement to any person other than its own officers, employees or professional advisers, provided that the Purchaser and UTi Worldwide may, without obtaining the prior consent of the other Parties, disclose the contents hereof or the matters contemplated herein to any person (including, but not limited to, the underwriters of UTi Worldwide's shares or their counsel) in respect of or in connection with the proposed registration and listing of the ordinary shares of UTi Worldwide on a stock exchange in the USA.

         5.4 The Vendors shall procure that the Purchaser's interest is noted on all Insurances with effect from the Closing Date, and in the event of any loss or damage arising which is covered by such Insurance will take all steps within its power at the request and direction of the Purchaser to recover from the insurers and, subject to Closing, account to the Purchaser for any payment received.

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6.       CLOSING

         6.1 Subject to the provisions of Clause 4, Closing shall take place on the Closing Date at the offices of Baker & McKenzie, Hong Kong at 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong when all (but not some only) of the following events shall occur:

                  6.1.1    the Vendors shall:

                           6.1.1.1 deliver the fully executed Bill of Sale to the Purchaser, substantially in the form of Exhibit A attached hereto, to give the Purchaser good and marketable title and to vest in the Purchaser all of the Vendors' rights, title and interests in and to the Business and the Assets, free and clear of any third party claims in accordance with the provisions of this Agreement;

                           6.1.1.2 place the Purchaser in possession of all the Books and Records (other than minute books relating to directors' and shareholders' meetings and statutory books);

                           6.1.1.3  deliver to the Purchaser a written
                                    confirmation that the Warrantors are not aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

                           6.1.1.4 deliver to the Purchaser certified copies of resolutions of the shareholders and directors of each of the Vendors, each such resolution unanimously approving the sale of the Assets in accordance with the terms of this Agreement and authorising the appropriate officers to execute and deliver this Agreement and to perform the Vendors' obligations hereunder;

                           6.1.1.4A A deliver to the Purchaser Certificates of
                                    the Officers of the Vendors, executed in each case by the Chief Executive Officer, substantially in the form of Exhibit B attached hereto;

                           6.1.1.5 subject to Clause 16.4, deliver to the Purchaser duly executed assignments or transfer documents (as the case may be) in the approved terms in respect of the assignment or transfer of the licences and permits granted to or enjoyed by the Vendors in respect of the Business to the Purchaser; and

                           6.1.1.6 deliver to the Purchaser a release and waiver by each of Logistics Management and CO Air (China) in favour of the Purchaser in respect of all past, present and future commissions, fees, expenses and other payments whatsoever arising from the carrying on of the Business, in

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                           form and substance reasonably satisfactory to the
                           Purchaser; and

                  6.1.2 the Purchaser shall deliver to the Vendors a certified resolution of the Board of Directors of the Purchaser approving the purchase of the Business on the terms of this Agreement and authorising the appropriate officers to execute and deliver this Agreement and perform all of the Purchaser's obligations hereunder.

         6.2      Without prejudice to any other remedies available to the
                  Purchaser:

                  6.2.1 if in any respect the provisions of Clause 6.1 are not complied with by any of the Vendors on the Closing Date, the Purchaser may proceed to Closing so far as practicable (without prejudice to its rights under this Agreement); or

                  6.2.2 if the provisions of Clause 6.1.1.4 is not complied with by any of the Vendors on the Closing Date, the Purchaser may rescind this Agreement.

7.       ASSIGNMENT OF LEASED PROPERTIES

         Each Vendor who is a party to a Lease shall use its best efforts, beginning immediately after Closing, to obtain from the landlord thereunder (and from such other party(ies) whose consent is required) written consent to the assignment of the relevant Lease to the Purchaser, in each case in accordance with and subject to the conditions of assignment contained in Part 3 of Schedule 3 hereto.

8.       APPORTIONMENTS

         8.1 The following items of expenditure and income shall be apportioned such that the cost of items of expenditure accrued, or referable to periods, prior to the Closing Date shall be borne by the Vendors and thereafter by the Purchaser and the benefit of items of income accrued, or referable to periods, prior to the Closing Date shall belong to the Vendors and thereafter to the Purchaser:

                  8.1.1 all rents, rates, gas, water, electricity and telephone charges and other outgoings relating to or payable in respect of the Leased Properties;

                  8.1.2 all rents, royalties and other periodical payments receivable in respect of the Business;

                  8.1.3 all vehicle licence fees payable in respect of any motor vehicles included in the Machinery and Equipment;

                  8.1.4 all salaries, wages, accrued holiday pay entitlement, and other emoluments and all statutory contributions, salaries tax and employer's contributions to the Fidelity Simple-IRA Plan relating to the employment of the Transferring Employees in the Business;

                                                                        REDACTED




                  8.1.5 all pre-payments made, and all deposits received, by the Vendors under the Purchased Contracts; and

                  8.1.6 all rents, royalties, licence fees and other periodical payments in respect of the Business.

         8.2 The Vendors and the Purchaser shall use all reasonable endeavours to draw up and agree a statement of the apportionments referred to in Clause 8.1, and the balance owing by either the Vendors or the Purchaser to one another, as soon as practicable after the Closing Date. If such statement has not been prepared and agreed within 30 days after the Closing Date, either the Vendors or the Purchaser may refer the matter for resolution in accordance with the procedure in Clause 15. Payment of the balance agreed, or determined under Clause 15 to be due, shall be made within 14 days after agreement or determination (as the case may be) together with interest on the amount due from and including the Closing Date down to but not including the date of payment at the rate of 2% above the prime rate as published in The Wall Street Journal on the last business day of the applicable quarter, compounded on the last days of March, June, September and December in each year.

9.       RESPONSIBILITY FOR LIABILITIES

         9.1 Without prejudice to the Warranties, the Vendors shall be responsible for, and shall keep the Purchaser fully and effectively indemnified against:

                  9.1.1 all debts, obligations and liabilities arising from the carrying on of the Business prior to the Closing Date including, for the avoidance of doubt, all liabilities arising (whether before or after the Closing Date) in respect of warranties given to purchasers of services from the Vendors;

                  9.1.2 all claims by and liabilities to third parties in respect of any negligent act or omission or breach of obligation of the Vendors prior to the Closing Date;

                  9.1.3 all liabilities or obligations to banks or other non-trade creditors, and all Tax liabilities of the Vendors;

                  9.1.4 all obligations and liabilities accrued or falling to be performed under, or arising out of the manner of performance of, the Purchased Contracts up to (but excluding) the Closing Date;

                  9.1.5 all commissions, fees, expenses, debts, obligations and liabilities owed to Logistics Management and CO Air (China) arising from the carrying on of the Business (whether before or after the Closing Date). The Vendors represent and warrant that no commissions, fees, expenses or any other payments whatsoever arising from the carrying on of the Business shall be payable to Logistics Management or CO Air (China) on or after the Closing Date; and

                                                                        REDACTED




                  9.1.6 all claims, liabilities and obligations arising from or in connection with the carrying on of the Business prior to the Closing Date in breach of, or otherwise than in compliance with, any applicable law, regulation or order.

         9.2      With effect from the Closing Date the Purchaser shall:

                  9.2.1 observe and perform or procure to be observed and performed all the obligations of the Vendors under the Purchased Contracts and Leases, except insofar as such obligations should have been performed before the Closing Date, and, with respect to the Leases, only to the extent that the Purchaser has the legal right and obligation, respectively, to demand and obtain the benefits thereof, and to perform the obligations thereunder;

                  9.2.2 assume responsibility for payment for all goods delivered to, or services received by, the Purchaser under the Purchased Contracts and Leases on or after the Closing Date whether the invoices for such goods or services are received before or after the Closing Date; and

                  9.2.3 keep the Vendors fully and effectively indemnified against any liability howsoever arising from the failure of the Purchaser to perform its obligations under Clauses 9.2.1 and 9.2.2.

         9.3 Each of the Vendors agrees with the Purchaser that it will, in accordance with its normal practice, pay, satisfy or discharge all debts, liabilities and obligations relating in any way to the Business which are not expressly assumed by the Purchaser hereunder. If the Purchaser becomes aware that any of the Vendors has failed to discharge any such liabilities and believes that this failure may damage the goodwill of the Business as carried on by the Purchaser after Closing, it may give notice of that fact to the relevant Vendor. If the relevant Vendor does not provide reasonable evidence that the liability in question is disputed, the Purchaser may satisfy such liability on the relevant Vendor's behalf and shall be entitled to immediate reimbursement from the relevant Vendor of the amount paid by the Purchaser, together with interest thereon at the rate of 2% above the prime rate as published in The Wall Street Journal on the last business day of the applicable quarter, compounded on the last days of March, June, September and December in each year from and including the date of payment to but not including the date of reimbursement Provided that the said entitlement of the Purchaser to reimbursement shall not arise unless and until the said notice has been duly served on the relevant Vendor with reasonable evidence in support of the Purchaser's claim therein.

         9.4 With effect from the Closing Date all complaints received by the Vendors or the Purchaser from customers of the Business in relation to services rendered prior to the Closing Date shall be dealt with as follows:

                  9.4.1 all such complaints shall be referred in the first instance to the Purchaser who will endeavour to resolve them in accordance with the

                                                                        REDACTED




                           procedures and practices previously employed by the Vendors in the Business;

                  9.4.2 if any complaint cannot be resolved by the Purchaser, it shall be referred to the Vendors who shall be responsible at its own expense for resolving the same;

                  9.4.3 each Party will provide any information or assistance reasonably requested by another Party in dealing with complaints under this Clause 9.4;

                  9.4.4 the Vendors will reimburse to the Purchaser on demand all reasonable expenses and costs incurred in dealing with complaints under this Clause 9.4 including, without limitation, the full cost of its employees' time involved;

                  9.4.5 the Purchaser will not make any admission of liability in relation to any complaint without the relevant Vendor's prior consent (which shall not be unreasonably withheld or delayed) but shall otherwise be free to deal with complaints in a manner consistent with prior practice so as to maintain and preserve the goodwill of the Business.

10.      THIRD PARTY CONSENTS

         If any consent or approval of any person who is not a party to this Agreement is required for the transfer to the Purchaser of the benefit of any of the Purchased Contracts or any of the Leases and any such consent or approval has not been received at or prior to Closing:

         10.1 this Agreement shall not constitute an assignment or attempted assignment of any such Purchased Contract or Leases, as applicable, whose terms would be broken by an assignment or attempted assignment;

         10.2 the assignment of each such Purchased Contract or Lease, as applicable, shall be conditional upon such consent which the Vendors shall use their best endeavours to obtain as soon as practicable; and

         10.3 until such time as such consent or approval is received to the satisfaction of the Purchaser, the Vendors shall be deemed to be holding the benefit thereof in trust for the Purchaser.

11.      EMPLOYEES

         11.1 The Purchaser agrees that the Transferring Employees shall be offered "at will" employment with the Purchaser commencing as of the Closing Date with salaries commensurate to the salaries paid by the relevant Vendor prior to the Closing.

                                                                        REDACTED




         11.2 Purchaser agrees to send to each of the Transferring Employees an offer letter substantially in the form set out in Schedule 9 hereto. At the request of Purchaser, Vendors agree to prepare a letter to each of the Transferring Employees urging them to accept Purchaser's offer of employment, which letter shall be subject to Purchaser's prior review and approval. The letter sent by Vendors shall not contain any terms which are inconsistent with Purchaser's offer letter.

         11.3 The Vendors shall use all reasonable endeavours to persuade the Transferring Employees to accept employment with the Purchaser on such terms as aforesaid.

         11.4 The Vendors shall fully indemnify and keep indemnified the Purchaser against any claim for wrongful dismissal or unreasonable dismissal, wrongful termination or otherwise that may hereafter be made against the Purchaser by any person who was at any time an employee of the Vendors in connection with the Business. Without limiting any of the Vendor's agreements and covenants herein, the Vendors shall remain responsible for all costs, expenses and liabilities related to its employees, including, without limitation, any severance benefits payable to such employees, accrued but unused vacation and sick pay, and all health care continuation coverage requirements under the law commonly known as COBRA with respect to the Vendors' employees as to qualifying events that occur prior to or upon the Closing, and any liability under any employee benefit plan of the Vendors.

         11.5 Except with the prior consent in writing of the Purchaser, the Vendors shall not terminate the employment or make any variation in the terms of employment of any of the Transferring Employees (whether immediate, conditional or prospective) at any time after the signing hereof and before the Closing Date. Effective as of the Closing, the Vendors shall take all lawful steps necessary to terminate all employees of the Vendors. As of the Closing, the Vendors will pay, or make adequate provision to pay, all wages, commissions, severance pay, vacation pay, sick pay, holiday pay and any amounts due its employees pursuant to any employee benefit plan through the Closing. The Vendors represent and warrant that they are unaware that any employee has indicated that they do not intend to accept Purchaser's offer of employment.

         11.6 In addition to Clause 11.4, the Vendors hereby agree and undertake to indemnify the Purchaser at all times from and against all actions, proceedings, costs, claims, damages, demands, expenses and liabilities:

                  11.6.1 arising out of or in any way connected with the Transferring Employees during the period when they were in the relevant Vendor's employ on or before the Closing Date, including without prejudice to the generality of the foregoing:

                           11.6.1.1 any breach by the relevant Vendor of any
                                    obligation under or in connection with terms of employment;


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
                                                                        REDACTED




                           11.6.1.2 any breach by the relevant Vendor of any
                                    other obligation or any duty (whether
                                    statutory or otherwise) owed by the relevant
                                    Vendor to any of the Transferring Employees;
                                    and

                  11.6.2 arising out of or in relation to any claims brought by the Transferring Employees (or any of them) under any relevant statute, rule, regulation or any other law conferring protection against discrimination, harassment, victimisation or vilification by reason of age, gender, race, religion, family circumstances or disability, insofar as such claims relate in whole or in part to the period when the Transferring Employees were in the employ of the relevant Vendor (or any predecessor of the relevant Vendor).

12.      "FIDELITY SIMPLE-IRA PLAN"

12.1 Each of the Vendors hereby jointly and severally represents and warrants to the Purchaser that the "Fidelity Simple-IRA Plan" cannot and shall not be transferred to the Vendors and, therefore, does not constitute part of the Assets. None of the Assets which are to be acquired by the Vendors hereunder shall be subject to any liens under the Fidelity Simple-IRA Plan or any other employee benefit plan of the Vendors. The Vendors have performed all obligations required to be performed by the Vendors under the Fidelity Simple-IRA Plan and the Vendors are not in violation of, and have no knowledge of, any existing default or violation by any other party to the Fidelity Simple-IRA Plan or any other employee benefit plan of any nature of the Vendors.

12.2 Each of the Vendors further jointly and severally represents, warrants and undertakes to and with the Purchaser that:

         (a) it shall cease to make employer's contribution to the "Fidelity Simple-IRA Plan" as of Closing; and

         (b) it shall procure termination of the "Fidelity Simple-IRA Plan" forthwith after Closing and that it shall forthwith after the "Fidelity Simple-IRA Plan" has been terminated deliver to the Purchaser such evidence as may be required by the Purchaser in respect thereof.

13.      WARRANTIES

         13.1 The Warrantors jointly and severally represent, warrant and undertake to and with the Purchaser that each of the Warranties is now and will at Closing be true and accurate.

         13.2 The Warranties are given subject to matters fully, fairly and specifically disclosed in the Disclosure Letter but no other information relating to the Business of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable and liability in respect thereof shall not be confined to breaches discovered before Closing. No letter, document or other communication shall

                                                                        REDACTED




                  be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Purchaser and is expressly referred to in the Disclosure Letter.

         13.3 The Warrantors acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

         13.4 Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, the Warrantors hereby jointly and severally undertake to indemnify the Purchaser at all times from and against all and any diminution in the value of the Business or the Assets and all and any losses, damages, interest, costs or expenses whatsoever suffered or incurred by the Purchaser as a result of any breach of any of the Warranties including any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which the Purchaser may incur either before or after the commencement of any action in connection with (i) any legal proceedings in which the Purchaser claims that any of the Warranties has been broken or is untrue or misleading and in which judgment is given for the Purchaser or (ii) the enforcement of any settlement of, or judgment in respect of such claim.

         13.5 Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement nor by anything in the Disclosure Letter which is not expressly referenced to the Warranty concerned.

         13.6 Where any statement in the Warranties or any confirmation or certificate given by the Vendors or the Warrantors under or pursuant to this Agreement is qualified by the expression "so far as the Warrantors are aware", "so far as the Vendors are aware", "to the best of the Warrantors' knowledge and belief" or "to the best of the Vendors' knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

         13.7 The Warrantors hereby agree with the Purchaser to waive any rights which they may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by any of the Transferring Employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

         13.8 The Warrantors shall not, and shall procure that (save only as may be necessary to give effect to this Agreement) none of their respective Affiliates shall, do, allow or procure any act or omission before Closing which will cause the Warrantors to be in breach of any of the Warranties when given at Closing.

         13.9 The Warrantors hereby agree to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or

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                  circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Closing which:

                  13.9.1 constitutes a breach of or is inconsistent with any of the Warranties or will constitute a breach of any of the Warranties when given at Closing; or

                  13.9.2 has, or is likely to have, an adverse effect on the financial position or prospects of the Business.

         13.10 The Vendors shall give to the Purchaser and its solicitors and accountants both before and after Closing all such information and documentation relating to the Business and the Assets as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and due observance of the Warranties.

         13.11    The liability of the Warrantors under the Warranties:

                  13.11.1 shall save in relation to paragraphs 1.7, 2.1 to 2.10 and 7.6 of Schedule 1 (the "ENDURING WARRANTIES") cease after 2 years except in respect of matters which have been the subject of a written claim made before such date by the Purchaser to the Vendors;

                  13.11.2 shall in relation to the Enduring Warranties cease after 3 years except in respect of matters which have been the subject of a written claim made before such date by the Purchaser to the Vendors;

                  13.11.3 shall be limited to a maximum amount equal to the aggregate amount of the Purchase Price,

                  unless in any case the relevant claim or claims has arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Warrantors or any Affiliate of the Vendors or in any case where the relevant claim(s) is/are material and such claim(s) has/have arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of their respective agents, officers or employees, in which event there shall be no limit under this Agreement on the amount recoverable by the Purchaser from the Warrantors in respect of such claim or claims or the time within which such claim or claims may be brought.

         13.12 The provisions of this Clause 13.12 shall operate to limit the liability of the Warrantors in respect of any claim under or in connection with the Warranties and references to "claim" or "claims" shall be construed accordingly. The Purchaser and the Warrantors agree as follows:

                  13.12.1 in the event that the Purchaser is entitled to recover any sum (whether by payment, discount, credit, set-off or otherwise) from any third party in respect of any matter for which a claim has been made against the Warrantors pursuant to this Clause

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                                                                        REDACTED




                                    13 and in respect of which it has received payment from the Warrantors, the Purchaser shall as soon as reasonably practicable account to the Warrantors in respect of any amount so recovered from such third party (after deduction of all reasonable costs and expenses of the recovery);

                  13.12.2 in the event that a claim against the Warrantors arises as a result of or in connection with a liability to or a dispute with any third party, the Purchaser shall notify the Warrantors in writing of any such third party claim and take such action as the Warrantors may reasonably require to avoid, resist, contest or compromise any such claim, provided that:

                                    13.12.2.1 the Purchaser is indemnified to
                                              its reasonable satisfaction by the
                                              Warrantors against any reasonable
                                              cost and expenses and any
                                              liabilities, penalties and fines
                                              which may be incurred by the
                                              Purchaser in taking such action;
                                              and

                                    13.12.2.2 the Purchaser shall not, in any
                                              event, be required to take any
                                              steps which would affect the
                                              future conduct of the Business,
                                              the business of the Purchaser or
                                              any member of the UTi Group or
                                              affect the rights or reputations
                                              of any of them;

                  13.12.3 any claim made by the Purchaser for breach of Warranty shall be reduced by the amount of any payment made by the Warrantors in respect of the same facts or circumstances pursuant to the other provisions of this Agreement;

                  13.12.4 nothing in this Agreement shall limit or restrict the Purchaser's general obligation at law to take reasonable steps to mitigate any loss or damage which it may incur in consequence of any matter giving rise to a potential claim under this Agreement;

                  13.12.5 the Vendors shall be under no liability in respect of a breach of any of the Warranties unless the Vendors shall have received written notice thereof from the Purchaser; and

                  13.12.6 the Vendors shall be under no liability in respect of any breach of the Warranties if such liability would not have arisen but for something voluntarily done or omitted to be done (other than required by law or pursuant to a legally binding commitment created on or before Closing) by the Purchaser after the Closing Date and otherwise than in the ordinary course of business.

         13.13 The Warranties together with any provisions of this Agreement which shall not have been fully performed at Closing shall remain in force notwithstanding Closing.


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         13.14    If any sum payable by the Warrantors under this Clause 13
                  shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

14.      RESTRICTION OF COVENANTORS

         14.1 Each of the Covenantors undertakes with the Purchaser that, except with the consent in writing of the Purchaser, it shall not and shall procure that each Affiliate of the Covenantors shall not, either on its own account or in conjunction with or on behalf of any person, firm or company:

                  14.1.1 for the period of 5 years after Closing, within any country in which the Business has been carried on during the year preceding the date hereof carry on or be engaged, concerned or interested, directly or indirectly, whether as a shareholder, director, employee, partner, agent or otherwise in carrying on any trade, business or undertaking which is in competition with the Business (other than as a holder of not more than 5% of the issued shares or debentures of any company listed on a stock exchange);

                  14.1.2 for the period of 5 years after Closing canvass, solicit or entice away from the Purchaser or any Affiliate of the Purchaser the custom of any person, firm, company or organisation who shall at any time within the year preceding the Closing Date have been a customer, client, identified prospective customer or client, representative, agent, or correspondent of the Business or in the habit of dealing with the Business or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in competition with the Business as carried on after Closing by the Purchaser or any of its Affiliates;

                  14.1.3 for the period of 5 years after Closing employ, solicit, entice away from the Purchaser any of the Transferring Employees whether or not such person would commit a breach of contract by reason of leaving such employment;

                  14.1.4 save only for the purposes of preparing its accounts, financial statements and Tax returns, at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Purchaser whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Business, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information;


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                  14.1.5   at any time hereafter in relation to any trade,
                           business or company (other than any trade or business carried on by the Purchaser or other members of the UTi Group) use a name or trade mark including the word or symbol "Continental" or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark of the Business;

                  14.1.6 attempt, counsel, procure or otherwise assist any person to do any of the acts referred to in Clauses
                           14.1.1 to 14.1.5.

         14.2 The Warrantors agree that, as of the Closing Date, the Warrantors will immediately take any and all actions reasonably necessary to change the Vendors' names to names not including the words "Continental," "Continental Cargo," "Continental Container" or any variation or derivative thereof or any name confusingly similar thereto, and to sign, seal, deliver, file, acknowledge and record such instruments as are necessary to accomplish said name changes.

         14.3     Each of the Covenantors acknowledges that:

                  14.3.1 the undertakings given in Clause 14.1 are material to the Purchaser's decision to enter into this Agreement; and

                  14.3.2   the restrictions contained in Clause 14.1 are:

                           14.3.2.1 fair and reasonable with regard to subject matter, area and duration; and

                           14.3.2.2 reasonably required by the Purchaser to protect the Business and the Assets.

         14.4 While the restrictions contained in Clause 14.1 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

15.      INDEPENDENT ACCOUNTANTS

         If any difference of opinion arises between the Vendors and the Purchaser or their respective accountants, in relation to any provision of this Agreement in respect of which either the Vendors or the Purchaser is expressed to have the right to refer such matter for determination pursuant to this Clause 15, subject to any time period referred to in the relevant provision during which either the Vendors or the Purchaser must seek to resolve the dispute before referring it for determination pursuant to this

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
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         Clause 15 having expired, either the Vendors or the Purchaser may refer the matter to an independent firm of accountants for resolution as follows:

         15.1 the independent firm shall be jointly agreed by the Vendors and the Purchaser or, if no agreement is reached within 10 days after either the Vendors or the Purchaser notifies the other that it wishes to appoint a firm under this Clause 15, a New York partner at a "Big Five" independent public accounting firm not associated with any of the Vendors or the Purchaser who is jointly agreed by the Vendors and the Purchaser;

         15.2 the independent firm or the New York partner (as the case may be) shall be requested to resolve the matter in dispute applying the terms of this Agreement;

         15.3 the determination of the independent firm or the New York partner (as the case may be) shall be final and binding on the Vendors and the Purchaser in the absence of manifest error;

         15.4 the costs of the independent firm or the New York partner (as the case may be) shall be shared by the Vendors on the one part and the Purchaser on the other part equally.

16.      FURTHER OBLIGATIONS AND INTENTIONS

         16.1 If at any time within 38 months after Closing there is a change in the ownership or control, direct or indirect, of shares carrying more than 50% of the voting rights attaching to the issued share capital of the Purchaser (except within the group of companies of which the Purchaser is a member at the date hereof), the Purchaser undertakes to procure that the acquirer of such ownership or control guarantees to the Vendors the due and punctual performance by the Purchaser of its obligations hereunder.

         16.2 In the event that any of the Key US Employees is given diminished responsibilities during the period of 36 months after Closing, his base salary and benefits will not be reduced during this period.

         16.3 In the event that any of the Key US Employees is required to relocate, then his reasonable relocation costs will be paid and compensation will be made in his remuneration package for tax differentials.

         16.4 Each of the Vendors undertakes that it will use its best endeavours to obtain all necessary approvals in respect of the transfer or assignment to the Purchaser of all licences and permits granted to or enjoyed by the relevant Vendor in respect of the Business and to transfer or assign (as the case may be) all such licences and permits to the Purchaser at Closing (if no approval is required in respect of such transfer or assignment) or, where such approval is required, within 30 days after attainment of the same Provided That the Purchaser shall reimburse the Vendors for all reasonable costs and expenses incurred by the Vendors in connection with such approval, transfer and assignment.


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         16.5     Within 120 days after the Closing Date (or such longer time as shall be agreed between the Vendors and the Purchaser):

                  16.5.1   the Vendors shall:

                           16.5.1.1 deliver to the Purchaser duly executed assignments in the approved terms of the Trade Marks, Patents, other Intellectual Property and the Purchased Contracts;

                           16.5.1.2 complete the assignment to the Purchaser of the Leases in respect of the Leased Properties in accordance with and subject to the terms and conditions contained or referred to in Schedule 3 Part 3; and

                  16.5.2   the Purchaser shall:

                           16.5.2.1 subject to receipt of the documents referred to in Clause 16.5.1.1 from the Vendors, deliver to the Vendors as soon as reasonably practicable thereafter duly executed counterparts of such documents; and

                           16.5.2.2 subject to receipt of the documents referred to in Clause 16.5.1.2 from the Vendors, deliver to the Vendors as soon as reasonably practicable thereafter the documents required to be delivered by it on completion of the assignment of the Leases in respect of the Leased Properties in accordance with the terms contained or referred to in Schedule 3 Part 3.

         16.6 The Purchaser shall use reasonable commercial endeavours to procure the release of the guarantees and indemnities given to carriers in respect of the Business within 120 days after the Closing Date, the particulars of which are set out in Schedule 12.

17.      RESTRICTION ON ANNOUNCEMENTS

         Each of the Parties undertakes that prior to Closing it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any party to this Agreement is subject) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

18.      COSTS

         18.1 Save as otherwise provided herein, each Party shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.


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                                                                        REDACTED




         18.2 All stamp duty, registration fees, notarisation fees, consent fees, approval charges and other fees, charges and costs properly payable by the Vendors to any government authorities and third parties in connection with or incidental to the transfer, assignment, novation and other rights of the Vendors to the Purchaser so as to give effect and place control of the Business in the hands of the Purchaser shall, subject to the prior approval of the Purchaser before any such payment is made by the Vendors, be borne and paid wholly by the Purchaser. For the avoidance of doubt, the said fees, charges and costs shall not include capital gain taxes, profits taxes and other forms of taxation levied on the Vendors, which taxes shall be borne and paid solely by the Vendors themselves.

19.      GENERAL

         19.1 This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives, successors and permitted assigns of the Parties.

         19.2 This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them or between the Vendors and the Purchaser relating to the subject matter hereof and the proposal letter dated 13 April 2000 from the Union Transport Group to the Continental Group; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

         19.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Closing (except insofar as they set out obligations which have been fully performed at Closing).

         19.4 Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of any breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

         19.5 Upon and after Closing the Vendors shall do and execute and deliver or procure to be done and executed and delivered all such further acts, deeds, documents, instruments of conveyance, assignment and transfer and things, if applicable, to give effect to the terms of this Agreement, to place control of the Business in the hands of the Purchaser and as the Purchaser may request in order effectively to convey, transfer, vest and record title to each of the Assets in the Purchaser and pending the doing of such acts, deeds, documents and things the Vendors shall as from Closing hold the legal estate in each of the Assets in trust for the Purchaser to the extent that it shall not have transferred to the Purchaser.


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         19.6     No failure of the Purchaser to exercise, and no delay or
                  forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

         19.7 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

         19.8 The Vendors shall after Closing give all such assistance and provide access for the Purchaser to all such information, documents, accounting books and other records of the Business as the Purchaser may reasonably require for the purpose of enabling the Purchaser to respond to enquiries of or make returns to any Tax authority and to negotiate any liability to Tax.

         19.9 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

20.      NOTICES

         Any notice required to be given by any Party to any other shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by facsimile transmission to its address or facsimile number given below or such other address or facsimile number as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by facsimile transmission shall be deemed to have been served when sent and any notice served by prepaid registered letter shall be deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted and in proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as sent error-free by the originating machine.

         To CO Container (US) and CO Cargo (NY) :

                                   Continental Container Line, Inc./Continental
                                   Cargo Logistics Inc. (the one incorporated in the State of New York in the USA)
                                   182-16 147th Avenue
                                   Jamaica
                                   NY 11413
                                   New York
                                   United States of America
                                   Fax no.       :     (718) 917 8238
                                   Attention     :     June Feng


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
                                                                        REDACTED




         To CO Cargo (CA):         Continental Cargo Logistics Inc. (the one
                                   incorporated in the State of California in the USA)
                                   11120 S. Hindry Avenue
                                   Unit A
                                   Los Angeles
                                   CA 90045
                                   United States of America

                                   Fax no.       :     (310) 641 0459
                                   Attention     :     Vivian Chen


         To the Purchaser  :       Union-Transport Corporation
                                   120 Eastern Avenue
                                   Chelsea
                                   Massachusetts 02150
                                   United States of America

                                   Fax no.       :     (1 617) 887 2772
                                   Attention     :     Steve Savarese


         To Lai            :       Lai Kwok Fai
                                   6th and 7th Floors, Leahander Centre
                                   28 Wang Wo Tsai Street
                                   Tsuen Wan
                                   New Territories
                                   Hong Kong
                                   Fax no.       :     (852) 2238 6603


         To Joe Ng         :       Ng Chun Ka
                                   11120 S. Hindry Avenue, Unit A
                                   Los Angeles
                                   CA 90045
                                   United States of America


         To David Cheng    :       Cheng Kwan Kok David
                                   6th and 7th Floors, Leahander Centre
                                   28 Wang Wo Tsai Street
                                   Tsuen Wan
                                   New Territories
                                   Hong Kong

                                   Fax no.       :     (852) 2238 6603


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         To Cataldo        :       Albert Patrick Cataldo
                                   80 Everett Avenue, Suite 301
                                   Chelsea
                                   MA02150
                                   United States of America


         To Barnhill       :       Lewis Billy Barnhill
                                   8505 Freeport Parkway, Suite 170
                                   Irving
                                   Texas 75063
                                   United States of America


         To Bello          :       Francis Raymond Bello
                                   182-16 147th Avenue
                                   Jamaica
                                   NY 11413
                                   United States of America


         To Alex Chan      :       Chan Ka Ming
                                   6th and 7th Floors, Leahander Centre
                                   28 Wang Wo Tsai Street
                                   Tsuen Wan
                                   New Territories
                                   Hong Kong

                                   Fax no.       :     (852) 2338 6603


         To Tobby Chan     :       Chan Kwan Hang
                                   6th and 7th Floors, Leahander Centre
                                   28 Wang Wo Tsai Street
                                   Tsuen Wan
                                   New Territories
                                   Hong Kong

                                   Fax no.       :     (852) 2338 6603


         To Chau           :        Chau Hak Cheong
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.      :     (852) 2338 6603




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
                                                                        REDACTED




         To Jeffrey Cheng  :        Cheng Kwan Lung
                                    6th and 7th Floors, Leahander Centre
                                    28 Wang Wo Tsai Street
                                    Tsuen Wan
                                    New Territories
                                    Hong Kong

                                    Fax no.      :     (852) 2338 6603


         To Sai Ng         :        Ng Sai Kuen
                                    182-16 147th Avenue
                                    Jamaica
                                    NY 11413
                                    United States of America

21.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

         21.1 This Agreement shall be governed by and construed in accordance with the laws of New York and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of New York for the purpose of enforcing any claim arising hereunder.

         21.2 Each of CO Cargo (CA), Lai, Joe Ng, David Cheng, Cataldo, Barnhill, Alex Chan, Tobby Chan, Chau and Jeffrey Cheng (the "APPOINTORS") hereby irrevocably appoints Ms. June Feng of 182-16 147th Avenue, Jamaica, NY 11413, New York, USA, as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment, complaint or other notice of legal process based on or arising under this Agreement or any of the transactions contemplated hereunder in the United States Federal District Court or the State Court in the State of New York, County of New York, USA. The Appointors further, by execution and delivery of this Agreement, irrevocably designate and appoint Ms. June Feng in the County, City and State of New York, United States of America, as the authorised agent for the Appointors upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Ms. June Feng as such authorised agent shall become effective immediately without any further action on the part of the Appointors. The Appointors further agree that, to the extent permitted by law, service of process upon Ms. June Feng shall be deemed in every respect effective service of process upon the Appointers in any suit or proceeding. The Appointors further agree to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and the appointment in full force and effect for five years from the Closing.




                                       32
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                                                                        REDACTED




                                   SCHEDULE 1

                                   WARRANTIES

1.       THE ACCOUNTS

         1.1 The Accounts have been prepared in accordance with the requirements of all relevant laws and generally accepted statements of standard accounting practice and are complete and accurate in all respects and show a true and fair view of the state of affairs of the Vendors (the "RELEVANT ENTITY") and of its results and profits for the financial period ending on the Accounting Date and depreciation of the fixed assets of the Relevant Entity has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

         1.2 The Accounts disclose and make full provision or reserve for all actual liabilities of the Relevant Entity.

         1.3 The Accounts disclose and make full provision or reserve for or note all contingent, unquantified or disputed liabilities and capital or burdensome commitments of the Relevant Entity.

         1.4 The bases and policies of accounting of the Relevant Entity (including depreciation and valuation of stock and work in progress) adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Relevant Entity for each of the last 3 preceding accounting periods.

         1.5 The profits and losses of the Relevant Entity shown by the Accounts and for the last 3 preceding accounting periods have not in any material respect been affected by any unusual or non-recurring or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

         1.6 The Business has no liabilities, obligations or contingencies of any kind, whether absolute, contingent, unaccrued, asserted or unasserted, or otherwise, except liabilities, obligations or contingencies that were in existence on the Accounting Date and are fully accrued or reserved in the Accounts, or that have been incurred after such date in the ordinary course of the Business.

         1.7 The Accounts contain full provision for all Tax in relation to the Business including deferred or provisional taxation liable to be assessed on the Relevant Entity for the accounting period ended on the Accounting Date or for any subsequent period (on the basis of the rates of Tax and taxation statutes in force at the Accounting Date) in respect of any transaction, event or omission occurring or any income or profits or gains earned, accrued or received by the Relevant Entity on or prior to the Accounting Date or for which the Relevant Entity is accountable up to such date and all contingent liabilities for Tax have been provided for or disclosed in the Accounts.

2.       TAXATION MATTERS


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         2.1      Since the Accounting Date no further liability or contingent liability for Tax in relation to the Business has arisen otherwise than as a result of commercial activities in the ordinary course of its business.

         2.2 All returns of the Vendors made for Tax purposes were when made and remain correct and on a proper basis and all other information supplied to the Internal Revenue Service or other fiscal authority for such purpose was when supplied and remains correct and on a proper basis and such returns include all returns and information which the Vendors ought to have made or given.

         2.3 Each Vendor is not a party to any action or proceeding for the assessment or collection Tax and, to the best of the Warrantors' knowledge and belief, no such action or proceeding is likely. Each Vendor is not involved in any dispute with any Tax authority concerning any matter likely to affect the conduct of the Business after Closing or any of the Assets and no such dispute is likely. Each Vendor has disclosed to the Purchaser all correspondence between each of them and any governmental agency regarding Tax.

         2.4 Each Vendor has paid all Tax in relation to the Business for which it is liable to account to the Internal Revenue Service or other fiscal authority on the due date for payment thereof and is under no liability to pay any penalty or interest in connection therewith.

         2.5 Each Vendor has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted or withheld.

         2.6 All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of the Vendors in connection with the Business and all interest, annuities, royalties, rent and other annual payments paid or payable by the Vendors in connection with the Business (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the Tax legislation in force at the date hereof) be deductible for profits tax purposes either in computing the profits of the Vendors or as a charge on the income of the Vendors.

         2.7 Each Vendor has complied with its reporting obligations to the Internal Revenue Service or other fiscal authority, in respect of any benefits provided to any of the Transferring Employees.

         2.8 To the best of the Warrantors' knowledge and belief, all returns and information made or given by each Vendor to any relevant authorities in connection with the import or export of any products in relation to the Business are correct and each Vendor has complied with all legislation relating to the import and export of products and to all customs and excise matters.


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         2.9      To the best of the Warrantors' knowledge and belief, all
                  duties payable upon the importation of goods, and all customs and excise duties payable in respect of the Assets have been paid in full, and none of the Assets is liable to confiscation or forfeiture.

         2.10 No Assets are subject to any filed lien for any Taxes by any taxing authority.

3.       CORPORATE AND JOINT VENTURE MATTERS

         3.1 Each Vendor has been duly incorporated, organised or established and is validly existing under the laws of the jurisdiction of its place of incorporation and no order has been made or petition presented or resolution passed for the dissolution of the Vendors and no distress, execution or other process has been levied on any of its assets. Each Vendor is qualified as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its respective business, condition (financial or otherwise), operations, or results of operations. Each Vendor is solvent and able to pay its debts as they become due in the ordinary course of business. Each Vendor has the corporate authority to own, lease and operate the Assets and to carry on its business as currently being conducted. No receiver, trustee, committee or other party has been appointed by any court to manage or dispose of the Business and Assets, and no power to make or require any such appointment has arisen. In addition, after Closing, the Warrantors further represent and warrant that they will pay all creditors and accounts receivable as recorded in the books and records of the Vendors. No creditor of any of the Vendors will have any lawful basis for a post-Closing claim against the Business or Assets.

         3.2 No Vendor has any place of business or branch or permanent establishment relating to the Business outside its jurisdiction of incorporation.

         3.3 Accurate and complete copies of the Articles or Certificate of Incorporation and By-laws of each Vendor have been provided to the Purchaser. Each Vendor has complied with its Articles or Certificate of Incorporation and By-laws in all material respects and none of the activities, agreements, commitments or rights of the Vendors relating to the Business nor this Agreement is ultra vires or unauthorised.

         3.4 Each Vendor has all the requisite corporate power to execute, deliver and perform, and has taken all necessary corporate or other action to authorise the execution, delivery and performance of, this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Vendors enforceable in accordance with its terms.

         3.5      All Books and Records of Vendors:

                  (a)      are true and accurate; and

                  (b)      do not contain or reflect any material discrepancies.


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         3.6      All of the shareholders of CO Container (US) are natural
                  persons (other than CO Container (HK)).

         3.7      All of the shareholders of each of CO Cargo (CA) and CO Cargo
                  (NY) are natural persons (other than CO Air (HK)).

4.       THE ASSETS

         4.1 The Vendors have good and marketable title to all their respective Assets free from any Encumbrances, other third party rights, hire or hire purchase agreements, credit sale agreements, agreements for payment on deferred terms or bills of sale and any rights of any person to call for any of the same. All of the Assets are in the possession or under the control of the Vendors. The Assets comprise all of the assets necessary to carry on the Business as carried on by the Vendors.

         4.2 All of the items of Machinery and Equipment are in good repair having regard to their age.

         4.3 The Machinery and Equipment comprise all the movable plant, machinery, vehicles, office and warehouse equipment, computer hardware and software, furniture and furnishings used in the carrying on of the Business.

5.       THE PURCHASED CONTRACTS

         5.1      The Purchased Contracts do not include:

                  5.1.1 any contract for the purchase or use by the Vendors of materials, supplies or equipment which is in excess of the requirements of the Business for its normal operating purposes or at prices higher than current market prices or requires expenditure in excess of US$65,000;

                  5.1.2 any contract for supply of services by the Vendors which contains warranties or conditions in favour of the purchaser substantially broader in scope than warranties and conditions implied by law or as specified in the Vendors' standard conditions of sale or supply (a copy of which has been provided to the Purchaser) or incorporates unreasonable discounts, commissions or prices calculated otherwise than in accordance with the Vendor's standard pricing structure;

                  5.1.3 any unusual or onerous contract nor any contract which cannot be terminated without penalty or compensation on less than 12 months' notice;

                  5.1.4 any contract restricting any of the Vendors' freedom of action in relation to the normal activities of the Business;

                  5.1.5 any contract not made in the ordinary course of the Business;


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                  5.1.6        any agency, distribution, marketing, purchasing,
                               franchising or licensing agreement.

         5.2 Each of the Purchased Contracts is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of every party thereto, and none of the terms of the Purchased Contracts or compliance with any of them has been waived.

         5.3      With respect to each of the Purchased Contracts:

                  5.3.1 the relevant Vendor has duly performed and complied in all material respects with each of its obligations thereunder;

                  5.3.2 there has been no delay, negligence or other default on the part of the relevant Vendor and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

                  5.3.3 the relevant Vendor is under no obligation which cannot readily be fulfilled, performed or discharged by it from the resources and Assets of the Business on time and without undue or unusual expenditure or effort;

                  5.3.4 the relevant Vendor has within the Business the technical and other capabilities and the human and material resources to enable it to fulfil, perform and discharge all its outstanding obligations in the ordinary course of the Business;

                  5.3.5 there are no grounds for rescission, avoidance, repudiation or termination and the relevant Vendor has not received any notice of termination; and

                  5.3.6 none of the other parties thereto is in default thereunder.

         5.4 None of the Purchased Contracts is one in which any of the Affiliates of the Vendors or any shareholder or director of the Vendors or of any of its Affiliates is in any way interested.

         5.5 None of the Purchased Contracts nor any of the arrangements or practices of the Business is void, illegal, unenforceable, registrable or notifiable under or in contravention of any laws or regulations.

         5.6 Other than the Purchased Contracts, there are no contracts, agreements or arrangements relating to the Business which is likely to be material to a purchaser of the Business and the Assets.


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6.       SERVICES

         6.1 The Vendors have not provided any services in the course of the Business which, to the best of the knowledge of the Warrantors, have been provided in a negligent manner or in any other manner which would entitle the recipient of such services to claim damages against the Vendors.

         6.2 There has been no claim in respect of personal injury or damage to property arising from use of any services supplied in the course of the Business during the period of 6 years prior to the Closing Date.

7.       GENERAL COMMERCIAL MATTERS

         7.1 The Vendors have provided to the Purchaser a list of all outstanding guarantees, performance bonds, letters of credit or similar instruments given by the Vendors or any of its Affiliates or any other person in respect of the Business, and all agreements under which any finance has been provided to the Vendors in relation to the Business.

         7.2 To the best of the Warrantors' knowledge and belief, so far as the Warrantors are aware, following a change in the ownership of the Business and the Assets, the customers of or suppliers to the Business will remain customers or suppliers of the Purchaser to the same extent and upon terms no less favourable than the terms of their dealings with the Vendors prior to the date of this Agreement. Within the period of 90 days preceding the date of this Agreement the Warrantors have not received any notice or indication (either in writing or orally) from any customer or supplier of the Business that it intends to change in any respect the nature of its relationship (including, without limitation, the terms of its dealings) with the Business.

         7.3 Neither the Vendors, their predecessors in title, nor any person for whose acts or defaults the Vendors may be vicariously liable, has committed any criminal offence or any tort or any breach of legislation, regulation or other requirement having force of law, relating to the Business.

         7.4 The Vendors have obtained all authorisations, licences and consents necessary for the carrying on of the Business. All such authorisations, licences and consents are valid and subsisting.

         7.5 As at the date of signing of this Agreement the Vendors do not carry on the Business under any name other than its own.

         7.6 To the best of the Warrantors' knowledge and belief, the Vendors are not the subject of any official investigation or inquiry and is not aware of any facts which are likely to give rise to any such investigation or inquiry.

         7.7 None of the shareholders or directors of the Vendors, the Vendors nor any Affiliate of the Vendors is either alone or with any other person or persons engaged in any business or concerned or interested in any way whatsoever in any business of a similar nature to or competitive with the Business.

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         7.8      There are no obligations, agreements, arrangements or
                  concerted practices relating to or affecting the Business to which any of the Vendors is a party or by which any of the Vendors is bound and there are no practices in which any of the Vendors is engaged which relate to or affect the Business which are void, illegal, unenforceable, registrable or notifiable under or which contravene any antitrust or similar legislation anywhere in the USA (all such laws being referred to as "the antitrust rules" in this paragraph). The Warrantors have received no complaint or threat to complain under or referring to the antitrust rules from any person and has not received any request for information, investigation or objections or been the addressee of or party to any decision, judgment, undertaking or settlement relating to the antitrust rules or to any proceedings in which the antitrust rules were pleaded or relied upon which in any case related to or affected the Business.

         7.9 The books and records of the Business accurately present and reflect all transactions entered into in relation to the Business, and have been properly maintained, in accordance with generally accepted accounting principles (GAAP) consistently applied and applicable legislation in the USA. Such books and records are up to date and complete.

         7.10 The Vendors have been and are in material compliance with all applicable laws relating to privacy.

8.       INTELLECTUAL PROPERTY

         8.1 Save in respect of those Third Party Rights pursuant to agreements described in Part 3 of Schedule 8, the relevant Vendor is and has been at all times since its creation the sole legal and beneficial owner, free from all Encumbrances, capable of transferring the same as beneficial owner and, where registered, the sole registered proprietor of all the Intellectual Property.

         8.2 The material particulars as to registration (and applications therefor) of the Intellectual Property, including priority and renewal dates, are set forth in Schedule 4. Each of those registrations is valid.

         8.3 The Intellectual Property, and the validity or subsistence of the relevant Vendor's right, title and interest therein, is not the subject of any current pending or threatened challenge, claim or proceeding, including for opposition, cancellation, revocation or rectification, and has not during the period of 6 years prior to Closing been the subject of any such challenge, claim or proceeding, and there are no facts or matters which might give rise to any such challenge, claim or proceeding.

         8.4 All registration and/or renewal fees regarding the Intellectual Property due on or before Closing have been paid in full.

         8.5 The relevant Vendor has not entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing or otherwise permitting the use or exploitation of the Intellectual Property or

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
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                  which prevents, restricts or otherwise inhibits its freedom to use and exploit the Intellectual Property.

         8.6 None of the Intellectual Property is currently being infringed, misused or used without authorisation by any third party or has been so infringed, misused or used without authorisation during the 6 year period preceding Closing and no third party has threatened any such infringement, misuse or unauthorised use and the Warrantors are aware of no allegations of the same.

         8.7 The Vendors are not engaged in any activities involving the Business which infringe or otherwise involve the misuse or unauthorised use of any patents, petty patents, know-how, trade secrets, technical processes, lists of customers or suppliers and other confidential information, registered designs, copyrights, performer's rights, rights in Internet domain names of any level, plant variety rights, design rights, rights in circuit layouts, topography rights, trade marks, business names, rights in the nature of any of the aforesaid or rights in the nature of unfair competition rights belonging to any third party or which give any third party the right to sue for passing off. None of the Intellectual Property has been wrongfully or unlawfully acquired by the Vendors. Complete and accurate copies of all documentation by which the Vendors acquired from any third party ownership of any of the Intellectual Property have been disclosed to the Purchaser, and no claim under any warranty contained in such documentation has been made or intimated nor are there any grounds on which any such claim could be made.

         8.8 The relevant Vendor has taken all steps open to it to preserve the Intellectual Property including, but not limited to taking all reasonable steps to preserve the confidentiality of all know-how, confidential information and trade secrets used in the Business, including ensuring that all such know-how, information and secrets are fully documented and held in a secure location in the possession or control of the relevant Vendor, are only disclosed to such employees and other persons to whom disclosure is necessary in the normal conduct of the Business and who are aware of, and accept in writing an obligation to maintain, the confidentiality thereof.

9.       CLOSING SYSTEMS AND SOFTWARE

         9.1 In this paragraph 9, the expression "THE SOFTWARE" means all of the computer programs identified and briefly described in
                  Schedule 4 Part 4.

         9.2 The Software includes all computer programs and software used or supplied in or in connection with the Business during the period of 6 years prior to Closing (whether owned by the Vendors or licensed or sub-licensed to the Vendors by a third party pursuant to a licence agreement from the third party).

         9.3 The relevant Vendor has absolute title and right to and copyright in each item of the Software described in Section A of Schedule 4 Part 4 including source code and object code, user and other manuals, tapes, indices, descriptive memoranda, original listings, development working papers, calculations and all other relevant documents, media and confidential information free of all

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                  Encumbrances and adverse claims and no property rights of the relevant Vendor in such Software have been sold, assigned, licensed or disposed of to any party other than by the granting of non-exclusive licences to customers of the Business in the ordinary course of the Business.

         9.4 All source codes, tapes, indices, descriptive memoranda, original listings, development working papers, calculations and any other documents or media necessary conclusively to prove authorship and ownership of copyright in the Software described in Section A of Schedule 4 Part 4 are in the possession custody or control of the Vendors. The Vendors are not a party to any contract requiring the Vendors to place in escrow, or otherwise to permit any third party to use or have access to, the source code to any of the Software described in Section A of Schedule 4 Part 4.

         9.5 The relevant Vendor is entitled to assign to the Purchaser and to use and, where indicated, to grant sub-licences to third parties to use the Software described in Section B of Schedule 4 Part 4 pursuant to licences and/or consents granted to the relevant Vendor by the owner or licensee of such Software, true and complete copies of such licences having been disclosed to the Purchaser and being in full force and effect. All royalties and other payments have been paid when due and there has been no act or default by the relevant Vendor or, where appropriate, its sub-licensees or any other person which may in any way result in such licences being terminated or the relevant Vendor being unable to obtain any benefit under such licences.

         9.6 The relevant Vendor has not at any time had any dispute with any person relating to proprietary or other rights in or to the Software. All licences relating to the Software granted by the relevant Vendor are in full force and effect and the relevant Vendor is not aware of any breach of any terms of any such licences. The relevant Vendor has on the termination of any licence granted by it either recovered or secured the destruction of all copies of the Software in the possession custody or control of the licensee or other contracting party at the date of such termination.

         9.7 The Software is fit in all respects for its intended purpose, of satisfactory quality, performs in all respects in accordance with its specifications and user or other manuals or documentation and does not contain any defect or feature which does or may adversely affect its performance or the performance of any other software, hardware or system. The relevant Vendor has not at any time had any dispute with any person relating to the functionality, quality or fitness for purpose of the Software or relating to its compliance with its specifications or with any warranties given by the relevant Vendor or any other person relating to it.

         9.8      (a)      All computer software, hardware and equipment owned
                           or used by the Vendors in relation to the Business or used or operated by third parties on behalf of the Vendors in relation to the Business, which performs or is or may be required to perform functions involving dates or the computation of dates or containing date related data, has the programming, design and performance capabilities to ensure that:


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                           (i)      it will not suffer or cause a Malfunction;
                                    and

                           (ii) it will not be adversely affected by, nor require changes in inputting or operating practices nor produce invalid or incorrect output or results, nor cause any abnormal ending scenario or suffer any diminution in functionality or performance as a result of the date change at the end of the twentieth century or the input, processing, storage or use of dates up to and including 31 December 2001.

                  (b) All date related data stored electronically by or on behalf of the Vendors in relation to the Business is in such a form that its input, processing, storage or use by or on behalf of the Vendors in relation to the Business will not, directly or indirectly, cause a Malfunction in any software, hardware or equipment.

                  (c) For the purposes of this Warranty, a "MALFUNCTION" means failure:

                           (i) accurately to recognise dates falling before, upon and after the year 2000;

                           (ii) accurately to record, store, retrieve and process data input and date information;

                           (iii) to function in a manner which does not create any ambiguity as to century; and

                           (iv) accurately to manage and manipulate single century and multi-century formulae, including leap year calculations.

         9.9 The Vendors have security procedures in place to prevent the unauthorised access, amendment or damage to, or use of, the Vendors' data or data of third parties held on the Vendors' computer systems or Software by any third party, and no such unauthorised access, amendment, damage or use has taken place during the 6 years preceding Closing.

         9.10 The Vendors have access to the source code of Software licensed or sub-licensed to it in terms of source code deposit agreements between the owner(s) of the copyright in such Software and reputable deposit agents, true and complete copies of which agreements have been disclosed to the Purchaser.


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10.      THE LEASED PROPERTIES

         10.1     In this paragraph 10 unless the context otherwise requires:

                  10.1.1 "LAWS" includes any law, statute, ordinance, rule, regulation, code, license, permit, order, decree or similar edit of a governmental authority, from time to time in effect relating to or regulating the ownership, transfer, development, construction, use, or occupancy of a Leased Property;

                  10.1.2 "FINANCIAL ENCUMBRANCES" include any debenture, mortgage, charge, pledge, lien, encumbrance, assignment of rent or any security interest or other security arrangement of any kind granted or agreed to be granted over or in respect of the Leased Properties;

                  10.1.3 "LIABILITIES" include all liabilities (whether or not contingent) incurred or to be incurred by each of the Vendors, all damage or loss suffered by it, all claims, demands, actions and proceedings made or brought against it and all costs and disbursements incurred by it and Liability shall be construed accordingly;

                  10.1.4 "OBLIGATIONS" include covenants, conditions, agreements, stipulations, restrictions, contractual requirements or other obligations (whether positive or negative) of a similar nature;

                  10.1.5 "OCCUPANCY DOCUMENTS" include any lease, sub-lease, tenancy agreement, sub-tenancy agreement, licence or other document granted or agreed to be granted by any of the Vendors or its predecessors in title giving any person a right to use, possess or occupy the Leased Properties;

                  10.1.6 "OCCUPANCY RIGHTS" include any right to use, possess or occupy any of the Leased Properties, granted by any of the Vendors or its predecessors in title or otherwise acquired or in the course of being acquired;

                  10.1.7 "RIGHTS" include any easement, licence, quasi-easement, privilege, contractual right or other rights of a similar nature;

                  10.1.8 "UTILITY" includes provision for sewage disposal, water, electricity, gas, television, telecommunications and information and "UTILITIES" shall be construed accordingly;

                  10.1.9 Any reference to the Leased Properties be deemed to include reference to each of them and each and every part of them.

                  10.2.0 The Leased Properties comprise all the land, buildings and premises currently owned, occupied or used by the Vendors in relation to the Business or in respect of which the Vendors have


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                               any estate, interest, right or title and the
                               descriptions of the Leased Properties set out in
                               Schedule 3 are correct and not misleading.

                  10.2.1 The Vendors have exclusive and unfettered possession and occupation of the Leased Properties and there are no Occupancy Rights or Financial Encumbrances in favour of third parties affecting them except those disclosed in Schedule 3.

                  10.2.2 All Obligations to which the Leased Properties are subject and all obligations under the Financial Encumbrances (if any) have been timely and properly observed and performed and there are no circumstances which could give rise to the restriction or termination of the continued possession, occupation, use or enjoyment of the Leased Properties or to the exercise of any powers under any Financial Encumbrances or to any Liabilities whatever.

                  10.2.3 The Vendors are not in default under the Leases, and there are no events or circumstances which, with the passage of time, would constitute a default thereunder.

                  10.2.4 The Leased Properties have the benefit of all Rights required to comply with fire regulations and to maintain adequately the Leased Properties, and all other Rights, Utilities and facilities reasonably required for the continued full and free use and enjoyment of the Leased Properties for the duration of the Vendors' interest in the relevant Leased Property and such Rights are held on terms which do not entitle any person to terminate, curtail or charge for the Rights.

                  10.2.5 There are no outstanding claims, disputes, complaints, notices, orders or proceedings relating to or affecting the Leased Properties or which have given or might give rise to any Liabilities.

                  10.2.6 All laws, statutes and subsidiary legislation relating to the use of the Leased Properties, the employment of persons or the use or storage of machinery, materials, consumables or chattels in the Leased Properties have been complied with and all consents, licences or permits required thereunder have been obtained and any conditions or restrictions imposed by such consents, licences or permits have been observed and performed.

                  10.2.7 The present use of the Leased Properties does not conflict with and is properly permitted under any and all Laws and is not a temporary or personal use or a use subject to restrictions or conditions giving rise to expenditure or affecting the Vendors' use or enjoyment of the Leased Properties and all necessary or required permits have been obtained and are currently complied with.

                                                                        REDACTED




                  10.2.8 No demolition, development or construction work has been carried out in relation to the Leased Properties which would require any consent under any Laws or without such consent having been properly obtained and any conditions or restrictions imposed upon the giving of such consent have been observed and performed.

                  10.2.9 There are no unauthorised structures on or unauthorised alterations to any of the Leased Properties. All of the structures on the Leased Properties are in good operating condition and repair and adequate and suitable for the purposes for which they are currently proposed to be used. Such structures are free from any latent or patent design, construction, physical or mechanical defects.

                  10.2.10 No application by the Vendors under any Laws or relevant in relation to demolition, development or construction work or for change of use at the Leased Properties has been submitted or a decision in relation thereto appealed, which application or appeal (as appropriate) is still pending and no such application has been submitted and refused.

                  10.2.11 There are no circumstances or matters which would prevent any development, change of use, demolition or construction work at any of the Leased Properties for which consent under any Laws has been obtained.

                  10.2.12 There has been no flooding, subsidence or heave affecting the Leased Properties, there are no structural or material defects in or affecting the Leased Properties and the Leased Properties are in good and substantial repair and condition and will not require substantial expenditure in the foreseeable future.

                  10.2.13 The Vendors have not entered into any agreements with any Utility authority or company for the supply to or discharge from the Leased Properties of any Utility or for mains or other equipment laying and has not deposited any money with any such authority or company as security therefor.

                  10.2.14 The Occupancy Documents, if any, are on terms negotiated at arm's length and the rent or fees payable under the Occupancy Documents were the best that could reasonably be obtained in the open market (at the time of the grant of the relevant Occupancy Document or the last rent or fee review under the relevant Occupancy Document (as the case may be)) and the rent and fees are as disclosed to the Purchaser in writing.

                  10.2.15 All rent, fees and other payments due under the Occupancy Documents, if any, or in respect of any Occupancy Rights have been promptly paid on the due date and no such rent, fees or other payments have been commuted, waived or paid more than monthly in advance.

                                                                        REDACTED




                  10.2.16 Where any Occupancy Documents contain provisions for rent or fee review or rights of renewal, such review or renewal shall be at the best rent or fee that could reasonably be obtained in the open market assuming willing parties but otherwise on the same terms as the relevant Occupancy Document (other than the option for renewal where appropriate) and the terms of the Occupancy Documents relating to the assessment of the new rent or fee shall have the effect of realising the highest yield for the Leased Properties reasonably obtainable and there are no building alterations or improvements which are to be disregarded for rent or fee review purposes.

                  10.2.17 The Vendors are not engaged in any rent or fee review negotiations, process, proceedings or determination under any legislation or Leases or Occupancy Documents (if any) and there is no outstanding rent or fee review under any Leases or the Occupancy Documents (if any).

                  10.2.18 The parking spaces, including handicapped spaces, at the Leased Properties are all the parking spaces required by any Laws.

                  10.2.19      All Occupancy Documents (if any) are listed on
                               Schedule 3, and copies of all of the Occupancy Documents, if any, have been supplied to the Purchaser and are true and complete, and written details of the material terms of any subsisting oral Occupancy Rights or Occupancy Rights subsisting by reason of conduct are set forth on
                               Schedule 3 and are true and complete and the terms of such Occupancy Rights do not contain any unusual provisions, and no collateral assurances, undertakings, concessions or agreements for surrender have been made by any party to any Occupancy Documents or Occupancy Rights.

                  10.2.20 Any consents required for the grant of any Occupancy Documents or Occupancy Rights have been obtained.

                  10.2.21      [Intentionally Omitted]

                  10.2.22 The Vendors will not create, grant or agree to grant any Occupancy Rights in respect of the Leased Properties before Closing except with the prior written consent of the Purchaser.

                  10.2.23 Copies of all Financial Encumbrances have been supplied to the Purchaser and are true and complete.

                  10.2.24 Policies of insurance relating to any Liabilities of the Vendors to third parties deriving in any way from the Leased Properties or their use have been effected by the Vendors, are current and valid, cover the reasonably foreseeable Liability of the Vendors and are not subject to any special or unusual terms or restrictions or to the

                                                                        REDACTED




                               payment of any premium in excess of the normal rate for policies of the same kind.

                  10.3.1 The relevant Vendor possesses the right to occupy the Leased Properties pursuant to the terms of the relevant Leases.

                  10.3.2 The Leases for each of the Leased Properties are in full force and effect and have not been modified, cancelled or amended. No such Lease is subject to any claim, defense, setoff or counterclaim for the benefit of the landlord thereunder and each Vendor is in full compliance with all of its obligations under each Lease.

                  10.3.3 All necessary consents for the grant of the Leases were obtained before such grant and the landlords named in the Leases were the registered legal owners of the Leased Properties at the time of the grant of the relevant Lease.

                  10.3.4 The Leases contain no unusual or onerous provisions.

                  10.3.5 The Leased Properties are not subject to any expenses other than general and water rates, rent, management charges of a non-capital nature and Utility charges and the relevant Vendor is not responsible for payment of Government rent.

                  10.3.6 The Leases are not subject to any options or rights of preemption or first refusal in favour of any third parties.

                  10.3.7 Where the relevant Vendor is responsible for maintaining insurance of the Leased Properties, the policy conforms in all respects with the requirements of the relevant Lease.

                  10.3.8 Policies of insurance relating to the interior of the Leased Premises and their fixtures, fittings and contents have been effected by the relevant Vendor, are current and valid, cover the full reinstatement value thereof and are not subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate for policies of the same kind.

                  10.3.9 The relevant Vendor knows of no reason why the existing leases of the Leased Properties will not be or are likely not to be renewed on their expiry on similar terms to those in the existing Leases (save as regards reasonable commercial increases in rent).

                                                                        REDACTED




11.      LITIGATION

         Neither the Vendors nor any person for whose acts or defaults the Vendors may be vicariously liable is engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal in relation to the Business (save for debt collection by the Vendors in the ordinary course of the Business for amounts which are not material) and there are no proceedings threatened or pending against the Vendors in relation to the Business including proceedings in respect whereof any of the Vendors is liable to indemnify any party concerned therein and there are no facts which are likely to give rise to any such litigation or proceedings. There is no unfulfilled or unsatisfied judgment or court order outstanding against the Vendors or the Assets in relation to the Business or the Assets.

12.      EMPLOYEES

         12.1 There has been no past and there is no existing or threatened or pending disputes involving any of the Vendors and any of their respective employees, including without limitation, the Transferring Employees. There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice) between any of the Vendors and any trade union or other employees' representatives concerning or affecting any of the Transferring Employees and there are no trade unions or other employees' representatives whom any of the Vendors recognises to any extent, in relation to the Transferring Employees, for collective bargaining purposes. There are no collective bargaining arrangements, and no contracts or agreements with any labour unions relating to, involving or affecting the employees of the Vendors or to which any Vendor is a party or by which any Vendor is bound. No Vendor has any obligation to bargain with any labour organisation with respect to any persons. There are no pending unfair labour practice charges against any Vendor, nor any demands for recognition, nor any other request or demand from a labour organisation for representative status with respect to any employee employed by the Vendors. The Vendors are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

         12.2 No circumstances have arisen under which any of the Vendors is likely to be required to pay damages for wrongful termination or breach of contract, to make any contractual or statutory leave, severance or long service payment or make or pay any compensation in respect of any dismissal, to make any other payment under any employment related regulation or law or to reinstate or re-engage any former employee who was previously employed in the Business. So far as the Warrantors are aware, there are no pending or threatened claims of any type against it by any existing or former employees who are or were employed in the Business. No circumstances have arisen under which any of the Vendors is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under any laws conferring protection against discrimination, harassment, victimisation or vilification by reason of

                                                                        REDACTED




                  age, gender, race, religion, family circumstances or disability. So far as the Warrantors are aware, there are no current, pending or threatened claims of any type against it by any existing or former employees. Each of the Vendors has never breached and is not in breach of any industrial award or determination applicable to the Transferring Employees.

         12.3 There are no existing employment or other agreements between any of the Vendors and any of the Transferring Employees which cannot be lawfully terminated by 3 calendar months' notice or less without giving rise to any claim for damages or compensation other than a statutory redundancy or severance or long service payment. Each Vendor has complied with all its obligations under all laws, regulations, and other requirements (including without limitation codes, orders and awards) in connection with the Transferring Employees.

         12.4 Schedule 7 contains full and accurate particulars of the following in relation to all of the Transferring Employees:

                  (i)      name, date of birth and commencement of employment;

                  (ii) details of all remuneration payable (including any bonus or commission entitlements) and any other benefits provided or which the relevant Vendor is bound to provide (whether now or in the future) to all such persons; and

                  (iii) details of any other material terms and conditions of employment of such persons,

                  all of which information is true and complete.

         12.5 There are no persons working in the Business other than those listed in Schedule 7.

         12.6 Other than the "Fidelity Simple-IRA Plan" there are no Employee Welfare Benefit Plans, retirement benefits, IRAs, pension, provident, share option, share incentive, insurance, 401(k), disability or similar plans, arrangements or obligations of the Vendors or any company of which any of the Vendors is an Affiliate for any Transferring Employees or any of their spouses or dependants. The Vendors have no obligation (whether legally binding or established by custom) to pay any pension, allowance or gratuity or make any other payment on termination of service, death or retirement or to make any payment for the purpose of providing any similar benefits to or in respect of any Transferring Employee or any spouse or dependant of any such person and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits. The Vendors have not announced any proposals to establish any such plans, arrangements or obligations.

         12.7 The "Fidelity Simple-IRA Plan" complies with and has at all times complied with all laws, rules and regulations made thereunder. All contributions to the

                                                                        REDACTED




                  "Fidelity Simple-IRA Plan" have been made in accordance with the rules governing the "Fidelity Simple-IRA Plan", any applicable requirements of ERISA and all other requirements. The Vendors and the administrator of the "Fidelity Simple-IRA Plan" have duly complied with their respective obligations under the plan and the rules thereof and under all relevant laws and requirements. All amounts due under the plan have been paid.

         12.8 Complete and accurate copies of the rules and all booklets and announcements describing the benefits (or any proposed changes to the benefits) of the "Fidelity Simple-IRA Plan" and any other employment benefit plan of Vendor and all other documents, records and materials relating to the establishment and operation of all such plans (including all annual returns, reports, statements and certificates) have been supplied to the Purchaser prior to the date hereof.

         12.9 The Vendors have fulfilled all of their obligations under the "Fidelity Simple-IRA Plan" (including any obligation to pay contributions thereto).

         12.10 To the best of the Warrantors' knowledge and belief, neither the Vendors nor the trustees or other administrator of any Employee Welfare Benefit Plan is engaged in any litigation or arbitration proceedings in respect of any Employee Welfare Benefit Plan or any benefit provided thereunder in relation to the Transferring Employees or any former employees of the Vendors and no such litigation or arbitration proceedings are pending or have been threatened.

         12.11 No Employee Welfare Benefit Plan in which any of the Transferring Employees participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part), except as contemplated by this Agreement.

13.      MATTERS SINCE THE ACCOUNTING DATE

         Since the Accounting Date:

         13.1 there has been no interruption or alteration in the nature, scope or manner of the Business, which has been carried on lawfully and in the ordinary and usual course so as to maintain it as a going concern;

         13.2 there has been no material adverse change in the customer relations of the Business or in the financial condition, prospects, assets or liabilities of the Business as compared with the position disclosed by the Accounts and no damage, destruction or loss (whether or not covered by insurance) affecting the Business or the Assets;

         13.3 no substantial customer or supplier being a customer or supplier accounting for contribution to gross profits of more than US$65,000 of the Business for the accounting period ending on the Accounting Date has:

                  13.3.1 indicated that it is likely to cease trading with or supply to the Business;

                                                                        REDACTED




                  13.3.2 indicated that it is likely to reduce substantially its trading with or supplies to the Business; or

                  13.3.3 indicated that it is likely to change substantially the terms upon which it is prepared to trade with or supply the Business (other than normal price and minor changes);

         13.4 the Vendors have continued to pay its creditors in the ordinary course of the Business. No unusual trade discounts or other special terms have been incorporated into any contract entered into by the Vendors;

         13.5 each Vendor has not acquired, sold, transferred or otherwise disposed of any assets of the Business of whatsoever nature or cancelled, waived, released or discounted in whole or in part any rights, debts or claims of or connected with the Business, except in each case in the ordinary course of the Business in a manner consistent with prior practice;

         13.6 each Vendor has not hired or dismissed any employee employed in the Business earning an annual rate of remuneration, including fringe benefits, in excess of US$65,000;

         13.7 no sum or benefit has been paid, applied or voted to any of the Transferring Employees by way of remuneration, bonus, incentive or otherwise in excess of the amounts payable to them by the relevant Vendor at the Accounting Date so as to increase their total remuneration and no new service agreements have been made or entered into by the relevant Vendor with any of the Transferring Employees since the Accounting Date and the relevant Vendor is not under any contractual or other obligation to, and the relevant Vendor will not, change the terms of service of any Transferring Employee prior to Closing;

         13.8 the relevant Vendor has not acquired or disposed of or granted any right or created any Encumbrance over any of the Leased Properties or any land or buildings or any estate or interest therein or parted with possession of the whole or any part thereof or agreed to do any of the same;

         13.9 each Vendor has not made any purchase or sale or introduced any method of management or operation in respect of the Business or the Assets except in the ordinary course of the Business in a manner consistent with prior practice; and

         13.10 each Vendor has not incurred or become subject to any liability or obligation (absolute, contingent or otherwise) in relation to the Business except current liabilities and obligations incurred under contracts entered into in the ordinary course of the Business and consistent with past practice.

14.      ACCURACY OF INFORMATION PROVIDED

         14.1 All information contained in the Recitals and Schedules to this Agreement is true and accurate in all respects and not misleading in any respect.

                                                                        REDACTED




         14.2 All written information regarding the Vendors and the Business provided by the Vendors or any of its professional advisers to the Purchaser or any of its professional advisers during the negotiations prior to this Agreement is and was when given true and accurate in all respects and not misleading in any respect.

         14.3 There is no material fact or matter concerning the Vendors and the Business which has not been disclosed to the Purchaser which would reasonably be expected to influence the decision of the Purchaser to proceed with the purchase of the Business on the terms of this Agreement.

         14.4 All forecasts and projections relating to the Business given to the Purchaser or its advisers by or on behalf of the Vendors have been prepared with all due care and prudence and on a reasonable basis on the assumption that the Business will be conducted by Purchaser in the same manner as the Vendors. There are no material facts or circumstances known, or which ought to be known, to the Warrantors which would lead a prudent person to revise those forecasts or projections.

15.      GENERAL

         The execution, delivery and performance of this Agreement will not result in the breach, cancellation and/or termination of any of the terms or conditions of or constitute a default under any of the Purchased Contracts or any agreement by which the Assets may be bound or affected or give rise to a right of any other party to terminate or cancel any of the Purchased Contracts or any such agreement or violate any legislation, regulation or other requirement having force of law or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Business or the Assets or give rise to the revocation, withdrawal or amendment of any Approval.

                                                                        REDACTED




                         SCHEDULES 2 THROUGH 13 OMITTED.

                                                                        REDACTED




IN WITNESS WHEREOF the Parties have executed this Agreement on the date appearing at the head hereof.


SIGNED by                               )
for and on behalf of                    )
CONTINENTAL                             )
CONTAINER LINE, INC.                    )
in the presence of:                     )




SIGNED by                               )
for and on behalf of                    )
CONTINENTAL                             )
CARGO LOGISTICS                         )
INC. (INCORPORATED IN THE               )
STATE OF NEW YORK IN THE USA)           )
in the presence of:                     )




SIGNED by                               )
for and on behalf of                    )
CONTINENTAL                             )
CARGO LOGISTICS                         )
INC. (INCORPORATED IN THE               )
STATE OF CALIFORNIA IN THE USA)         )
in the presence of:                     )




SIGNED by                               )
for and on behalf of                    )
UNION-TRANSPORT                         )
CORPORATION                             )
in the presence of:                     )


SIGNED by                               )
LAI KWOK FAI                            )
in the presence of:                     )

                                                                        REDACTED




SIGNED by                               )
NG CHUN KA                              )
in the presence of:                     )




SIGNED by                               )
CHENG KWAN KOK DAVID                    )
in the presence of:                     )




SIGNED by                               )
ALBERT PATRICK CATALDO                  )
in the presence of:                     )




SIGNED by                               )
LEWIS BILLY BARNHILL                    )
in the presence of:                     )




SIGNED by                               )
FRANCIS RAYMOND BELLO                   )
in the presence of:                     )




SIGNED by                               )
CHAN KA MING                            )
in the presence of:                     )




SIGNED by                               )
CHAN KWAN HANG                          )
in the presence of:                     )

                                                                        REDACTED




SIGNED by                               )
CHAU HAK CHEONG                         )
in the presence of:                     )




SIGNED by                               )
CHENG KWAN LUNG                         )
in the presence of:                     )




SIGNED by                               )
NG SAI KUEN                             )
in the presence of:                     )